Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187424

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 1, 2013)

SUBSCRIPTION RIGHTS TO PURCHASE UP TO 51,124,744 SHARES

OF COMMON STOCK ISSUABLE UPON THE EXERCISE

OF SUBSCRIPTION RIGHTS AT $9.78 PER SHARE

We are distributing, at no charge, to our stockholders, transferable subscription rights to purchase up to an aggregate of 51,124,744 shares of our common stock (the “Common Stock”). We refer to this offering as the “rights offering.” You will receive one subscription right for each whole share of Common Stock that you owned as of 5:00 p.m. Eastern Daylight Time on June 7, 2013, the record date.

Each subscription right will entitle you to purchase 0.51691 shares of our Common Stock, at a price of $9.78 per whole share of Common Stock, which we refer to as the basic subscription privilege. Additionally, if you fully exercise your basic subscription privilege and other rights holders do not exercise their basic subscription privileges, you may over-subscribe for additional shares of Common Stock that remain unsubscribed for at the expiration of the rights offering. We refer to this as the over-subscription privilege. The over-subscription privilege remains subject to the availability and pro-rata allocation of shares among persons exercising the over-subscription privilege and is limited to the maximum number of shares of Common Stock offered in this rights offering, less the number of shares of Common Stock purchased pursuant the basic subscription privilege. Accordingly, we cannot assure you that we will fill any over-subscriptions.

To the extent you properly exercise your over-subscription privilege for an amount of shares of Common Stock that exceeds the number of the unsubscribed shares available to you, the subscription agent will return to you any excess subscription payments, without interest or penalty, as soon as practicable following the expiration of the rights offering. We are not requiring a minimum individual or overall subscription to complete the rights offering. The subscription agent will hold in escrow the funds we receive from subscribers until we complete or cancel the rights offering. Fractional shares or cash in lieu of fractional shares will not be issued in the rights offering. Instead, fractional shares of our Common Stock resulting from the exercise of the basic subscription privilege and the over-subscription privilege will be rounded down to the nearest whole share of Common Stock. We have engaged Computershare Trust Company, N.A. (“Computershare”), to serve as the subscription agent and D.F. King & Co., Inc. (“D.F. King”) to serve as information agent for the rights offering.

We have entered into an investment agreement (the “Investment Agreement”) with IEH FM Holdings LLC (“IEH”), which beneficially owns approximately 78% of our Common Stock before giving effect to the rights offering, pursuant to which, and subject to the terms and conditions thereof, IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege. IEH has also indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the over-subscription privilege.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Daylight Time, on June 27, 2013, unless we extend the rights offering period.

Our board of directors (the “Board”) may cancel the rights offering at any time prior to the expiration of the rights offering for any reason, subject to the terms of the Investment Agreement. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable thereafter.

You should carefully consider whether to exercise your subscription rights before the rights offering expires. All exercises of subscription rights are irrevocable. The exercise of subscription rights and the purchase of shares of Common Stock involves a high degree of risk. You should read “Risk Factors” beginning on page S-27.

Our Board is making no recommendation to any stockholder regarding your exercise of the subscription rights.

The shares of Common Stock to be issued upon exercise of the subscription rights, like our existing shares of Common Stock, will be listed for trading on the NASDAQ Global Select Market under the symbol “FDML.” The last reported sales price of our Common Stock on June 6, 2013 was $9.61 per share. We do not intend to list the subscription rights on the NASDAQ Global Select Market, any other national securities exchange or any other nationally recognized trading system.

This is not an underwritten offering. The shares of Common Stock are being offered directly by us without the services of an underwriter or selling agent.

	Per Share	Total (1)
Subscription Price	$9.78	$500,000,000
Estimated Expenses	$0.01	$500,000
Net Proceeds to Us	$9.77	$499,500,000

(1)	Assumes rights offering is fully subscribed.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 7, 2013.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement provides the terms of the rights offering and supplements the accompanying prospectus, dated May 1, 2013, which is part of our Registration Statement on Form S-3 and contains more general information about us and the securities we may offer from time to time, some of which does not apply to this rights offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information to which we have referred under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement regardless of the time of delivery of this prospectus supplement or the time of any exercise of the subscription rights. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus supplement.

In this prospectus supplement, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent publications or other publicly available information that we believe are reliable.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to those jurisdictions.

Unless otherwise indicated or the context otherwise requires, all references to “Federal-Mogul,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Federal-Mogul Corporation and its subsidiaries, except that in the discussion of our subscription rights and capital stock and related matters, these terms refer solely to Federal-Mogul Corporation and not to its subsidiaries. When we refer to “you” in this prospectus supplement, we mean the holders of the subscription rights under the rights offering described in this prospectus supplement.

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FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus supplement and the documents we incorporate by reference may constitute “forward-looking statements.” These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated by reference in this prospectus supplement which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•

The costs, timing and success of the Company’s restructuring actions, including its previously announced restructuring actions and additional operational restructuring actions the Company is considering, and the associated use of cash that may be necessary to successfully execute any such restructuring actions.

•	Macroeconomic conditions, particularly in Europe, which account for a large portion of the Company’s sales to original equipment manufacturers.

•

Variations in current and anticipated future production volumes, financial condition, or operational circumstances of the Company’s significant customers, particularly the world’s original equipment manufacturers of commercial and passenger vehicles.

•	The Company’s ability to refinance its outstanding indebtedness on commercially reasonable terms, within the anticipated time frame or at all.

•

The successful completion of the rights offering, which is expected to be a condition of the Company’s refinancing transactions, and the possible effects of the rights offering on the Company’s stockholders, including, without limitation, dilution of our stockholders and an increase in the ownership percentage of our controlling stockholder, IEH FM Holdings LLC.

•	The Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business.

•	The Company’s ability to obtain cash adequate to fund its needs, including availability of borrowings under its various credit facilities.

•	Fluctuations in the price and availability of raw materials and other supplies used in the manufacturing and distribution of the Company’s products.

•	Material shortages, transportation system delays, or other difficulties in markets where the Company purchases supplies for the manufacturing of its products.

•

Significant work stoppages, disputes, or any other difficulties in labor markets where the Company obtains materials necessary for the manufacturing of its products or where its products are manufactured, distributed or sold.

•	The Company’s ability to increase its development of fuel cell, hybrid-electric or other alternative energy technologies.

•

Changes in actuarial assumptions, interest costs and discount rates, and fluctuations in the global securities markets which directly impact the valuation of assets and liabilities associated with the Company’s pension and other postemployment benefit plans.

•

Various worldwide economic, political and social factors, changes in economic conditions, currency fluctuations and devaluations, credit risks in emerging markets, or political instability in foreign countries where the Company has significant manufacturing operations, customers or suppliers.

•

Legal actions, liabilities and claims of undetermined merit and amount involving, among other things, product liability, infringement of patents or other intellectual property rights, warranty, recalls of products manufactured or sold by the Company, and environmental and safety issues involving the Company’s products, operations or facilities.

•	Legislative activities of governments, agencies, and similar organizations, both in the United States and in other countries that may affect the operations of the Company.

•	Physical damage to, or loss of, significant manufacturing or distribution property, plant and equipment due to fire, weather or other factors beyond the Company’s control.

•

Possible terrorist attacks or acts of aggression or war, that could exacerbate other risks such as slowed vehicle production or the availability of supplies for the manufacturing of the Company’s products.

•	The Company’s ability to effectively transition its information system infrastructure and functions to newer generation systems.

•

Other risks, described under “Risk Factors” in this prospectus supplement or in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and our other reports filed from time to time with the SEC.

Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus supplement are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus supplement contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, shares of our Common Stock and our business.

What is the rights offering?

We are distributing, at no charge, to holders of our shares of Common Stock, transferable subscription rights to purchase shares of our Common Stock. We are offering to each of our stockholders one subscription right for each whole share of Common Stock owned by that stockholder as of 5:00 p.m. Eastern Daylight Time on June 7, 2013, the record date. Each subscription right will entitle its holder to purchase 0.51691 shares of our Common Stock. Each subscription right entitles the holder to a basic subscription privilege and an over-subscription privilege, as described below. The subscription rights will be evidenced by rights certificates.

What is the basic subscription privilege?

The basic subscription privilege gives our stockholders the opportunity to purchase an aggregate of 51,124,744 shares of Common Stock at a subscription price of $9.78 per whole share of Common Stock. We have distributed to you, as a stockholder of record on the record date, one subscription right for every share of our Common Stock you owned at that time. Fractional shares or cash in lieu of fractional shares will not be issued in the rights offering. Instead, fractional shares resulting from the exercise of the basic subscription privilege and the over-subscription privilege will be eliminated by rounding down to the nearest whole share of Common Stock.

We determined the ratio of rights required to purchase one share by dividing $500,000,000 by the subscription price of $9.78 to determine the number of shares to be issued in the rights offering and then dividing the number of shares to be issued in the rights offering by the number of shares of our Common Stock outstanding on the record date. Accordingly, each subscription right allows the holder thereof to subscribe for 0.51691 shares of Common Stock at the cash price of $9.78 per whole share of Common Stock. As an example, if you owned 1,000 shares of our Common Stock on the record date, you would receive 1,000 subscription rights pursuant to your basic subscription privilege that would entitle you to purchase 516.91 shares of Common Stock (516 rounded down to the nearest whole share of Common Stock) at a subscription price of $9.78 per whole share of Common Stock.

You may exercise all or a portion of your basic subscription privilege or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares of Common Stock under your over-subscription privilege.

If you hold a Federal-Mogul stock certificate, the number of shares of Common Stock you may purchase pursuant to your basic subscription privilege is indicated on the enclosed rights certificate. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (“DTC”), you will not receive a rights certificate. Instead, DTC will issue one subscription right to your nominee record holder for every share of our Common Stock that you own at the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

If you purchase all of the shares of Common Stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of any shares of Common Stock that our other stockholders do not purchase through the exercise of their basic subscription privileges. You should indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a broker, dealer, custodian bank or other nominee, how many additional shares of Common Stock you would like to purchase pursuant to your over-subscription privilege.

The over-subscription privilege remains subject to the availability and pro-rata allocation of shares among persons exercising their over-subscription privilege and is limited to the maximum number of shares of Common Stock offered in this rights offering, less the number of shares of Common Stock purchased pursuant to the basic subscription privilege. If sufficient shares of Common Stock are available, we will seek to honor your over-subscription request in full. If over-subscription requests exceed the number of shares available, however, we will allocate the available shares pro-rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of our Common Stock each of those stockholders owned on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro-rata allocation results in any stockholder receiving a greater number of shares of Common Stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder over-subscribed, and the remaining shares will be allocated among all other stockholders exercising the over-subscription privilege on the same pro-rata basis described above. The proration process will be repeated until all shares of Common Stock have been allocated.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the rights offering expires. Because we will not know the total number of unsubscribed shares of Common Stock before the rights offering expires, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares that may be available to you (i.e., the aggregate payment for both your basic subscription privilege and for any additional shares you desire to purchase pursuant to your over-subscription request). See “The Rights Offering – The Subscription Rights – Over-subscription Privilege.” Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the completion of the rights offering.

Fractional shares of Common Stock resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share of Common Stock. Computershare, our subscription agent for the rights offering, will determine the over-subscription allocation based on the formula described above.

Why are we conducting the rights offering?

The Company has substantial indebtedness, consisting primarily of approximately $2.8 billion of outstanding indebtedness under its existing credit facility as of March 31, 2013. We have considered various alternatives with respect to the potential refinancing of our existing indebtedness, portions of which mature in 2013, 2014 and 2015. In connection with such evaluation, we have determined that an additional equity investment in the Company is necessary in order to complete the refinancing of our existing indebtedness on commercially reasonable terms, based on, among other things, market conditions and discussions with potential lenders. The Company operates in a cyclical industry that is sensitive to general economic conditions and other factors, including the global credit markets, capital markets and interest rates. Accordingly, we believe that it is critical that we refinance our existing indebtedness on commercially reasonable terms in the near term, thereby obtaining more certainty regarding our long-term debt obligations and financing costs. Additionally, we believe that an additional equity investment in the Company is essential in order for the Company to attain a strong and flexible balance sheet to support its business and operations in the future. We also have considered, among other things, the need to provide more certainty to our stockholders, customers and suppliers with respect to our long-term viability. Furthermore, the rights offering would allow us to raise equity capital in a cost-effective manner that allows all of our stockholders the opportunity to participate in the transaction on a pro-rata basis, and if all stockholders exercise their rights, our stockholders may avoid dilution of their ownership interest in the Company, subject to the treatment of fractional shares.

In May 2013, our Board established a special committee of the Board, or the special committee, consisting entirely of independent, disinterested directors to, among other things, propose, review, evaluate, direct the process and procedures related to, and negotiate the terms and conditions of, a potential rights offering or any alternative financing transaction, determine whether the proposed rights offering or any alternative financing transaction was fair to, and in the best interests of the Company and its stockholders and make a recommendation to the Board regarding what action should be taken with respect to a potential rights offering or any alternative financing transaction. The special committee reviewed and evaluated the rights offering, considered alternative financing transactions and negotiated with IEH with respect to the rights offering, including the terms and conditions of the Investment Agreement, the Registration Rights Agreement (as defined below) and the Tax Allocation Agreement (as defined below). After this process, the Board, following the recommendation of the special committee, approved the rights offering, the terms and conditions of the Investment Agreement, the Registration Rights Agreement and the Tax Allocation Agreement and the transactions contemplated thereby.

For additional information, including factors considered by the Board and the special committee, see “The Rights Offering – Reasons for the Rights Offering.”

How was the $9.78 per share subscription price determined?

The material terms of the rights offering, including the subscription price, were determined by our Board, following the recommendation of the special committee. The Board and special committee determined the subscription price on the basis of the volume-weighted average price of the Common Stock as reported by NASDAQ Global Select Market (“NASDAQ”), obtained from Bloomberg L.P., for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Daylight Time on the date of the public announcement of the rights offering and the four trading days immediately preceding the date of the public announcement of the rights offering. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights or you may choose not to exercise any subscription rights.

If you do not exercise any subscription rights, the number of shares of our Common Stock that you own will not change and your ownership interest in Federal-Mogul will be diluted by other stockholder purchases. In addition, if you do not exercise your subscription rights in full, you will not be entitled to participate in the over-subscription privilege. See “Risk Factors – Risks Related to the Rights Offering – If you do not exercise your subscription rights, your percentage ownership in Federal-Mogul will be diluted.”

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payments from you before the rights offering expires on June 27, 2013, at 5:00 p.m., Eastern Daylight Time, unless we extend the rights offering period. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide such nominee with your instructions to exercise your subscription rights.

Although we will make reasonable attempts to provide this prospectus supplement to our stockholders, the rights offering and all subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights.

Are we requiring a minimum overall subscription to complete the rights offering?

No. We are not requiring an overall minimum subscription to complete the rights offering. However, subject to the terms of the Investment Agreement (defined below), our Board reserves the right to cancel the rights offering for any reason, including if we do not receive aggregate subscriptions that we believe will satisfy our capital plans.

Can the Board of Directors cancel or extend the rights offering?

Yes. Our Board may decide to cancel or extend the rights offering at any time and for any reason before the rights offering expires, subject to the terms of the Investment Agreement (as defined below). The Board, however, does not presently intend to cancel or extend the rights offering. If the Board cancels the rights offering, any money received from subscribing stockholders will be returned, without interest or penalty, as soon as practicable.

Have any stockholders indicated that they will or will not exercise their subscription rights?

We have entered into an investment agreement (the “Investment Agreement”) with IEH FM Holdings LLC (“IEH”), which beneficially owns approximately 78% of our Common Stock before giving effect to the rights offering, pursuant to which, and subject to the terms and conditions thereof, IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege. IEH has also indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the over-subscription privilege.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

Has our Board made a recommendation to our stockholders regarding the rights offering?

No. Our Board makes no recommendation regarding your exercise of the subscription rights. You should consult with your legal, tax and financial advisors prior to making your independent investment decision about whether or not to exercise your subscription rights.

Mr. Carl C. Icahn, our Chairman of the Board, indirectly, through IEH, controls approximately 78% of our outstanding shares of Common Stock as of the record date. In addition, 6 of our 11 directors were appointed by IEH. Although IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege and indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness (subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privileges), you should not view the intentions of IEH as a recommendation by our Board or any of our directors, including the directors affiliated with Mr. Icahn or his affiliates, regarding whether the exercise of the subscription rights is or is not in your best interests.

Are your subscription rights transferrable?

Yes. Subject to applicable law, the subscription rights may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the rights and a trading market may not develop. Furthermore, we do not intend to list the rights on NASDAQ, any other national securities exchange or any other nationally recognized trading system.

How do I exercise my subscription rights if I am a record holder of shares of Common Stock?

If you wish to participate in the rights offering, you must take the following steps:

•

deliver payment to the subscription agent using the methods outlined in this prospectus supplement before the expiration time of the rights offering, which is June 27, 2013, at 5:00 p.m., Eastern Daylight Time, unless we extend the rights offering period; and

•	deliver a properly completed rights certificate to the subscription agent before this expiration time.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares of Common Stock under the over-subscription privilege and the elimination of fractional shares.

What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of our Common Stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. This nominee must exercise the subscription rights on your behalf for the shares of our Common Stock you wish to purchase.

If you wish to participate in the rights offering and purchase shares of our Common Stock, please promptly contact the record holder of your shares. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering. You should complete and return to your nominee the form entitled “Beneficial Owner Election Form” and deliver to your nominee your applicable subscription payment. You should receive this form from your nominee with the other rights offering materials. We are not responsible if you do not receive the form from your broker, dealer, custodian bank or nominee or if you receive it without sufficient time to respond. You and your nominee bear the risk of delivery of all documents and payments, and neither we nor the subscription agent have any responsibility for such deliveries.

What form of payment must I use to pay the subscription price?

You must timely pay the full subscription price for the full number of shares of Common Stock you wish to purchase in the rights offering by delivering to the subscription agent a certified check payable to the subscription agent drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent, which clears before the expiration of the rights offering. If you wish to use any other form of payment, then you must obtain the prior approval of the subscription agent and make arrangements in advance with the subscription agent for the delivery of such payment.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and subscription payment to your broker, dealer or other nominee.

If you are the record holder of the shares of Common Stock, then you should send your subscription documents, rights certificate and subscription payment by hand delivery, first class mail or courier service to:

By mail:

Computershare Trust Company, N.A.

Attention: Voluntary Corporate Actions

PO Box 43011

Providence, RI 02940-3011

By hand or overnight courier:

Computershare Trust Company, N.A.

Attention: Voluntary Corporate Actions

250 Royall Street, Suite V

Canton, MA 02021

Your payment of the subscription price must be made in United States dollars for the full number of shares of Common Stock for which you are subscribing by certified check payable to the subscription agent drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent.

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent. You bear the risk of delivery of all subscription documents and payments and neither we nor the subscription agent have any responsibility for such deliveries.

When will I receive my new shares?

If you purchase shares of Common Stock in the rights offering, you will receive your new shares as soon as practicable after the closing of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is cancelled, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares in the rights offering at the subscription price of $9.78 per whole share of Common Stock.

What effects will the rights offering have on our outstanding Common Stock?

As of June 7, 2013, we had 98,904,500 shares of Common Stock issued and outstanding. Assuming the rights offering is fully subscribed through the exercise of the subscription rights before the expiration of the rights offering, then 150,029,244 shares of our Common Stock will be issued and outstanding after the closing of the rights offering. As a result of the rights offering, the ownership interests and voting interests of any existing stockholders that do not fully exercise their basic subscription privilege will be diluted. The exact number of shares of Common Stock that we will issue in this rights offering will depend on the number of units that are subscribed for in the rights offering by our stockholders.

How will the rights offering affect the controlling stockholder’s ownership of our Common Stock?

On May 28, 2013, IEH beneficially owned approximately 78% of our outstanding Common Stock. As a stockholder of the Company as of the record date, IEH will have the right to subscribe for and purchase shares of our Common Stock under the basic subscription privilege and the over-subscription privilege. Under the Investment Agreement between IEH and the Company, IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege. IEH has also indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the over-subscription privilege. If all of our stockholders, including IEH, exercise the basic subscription privileges issued to them under this prospectus and the rights offering is therefore fully subscribed, IEH’s beneficial ownership percentage will not change. If IEH is the only holder of rights who subscribes in the rights offering under the basic subscription privilege and the over-subscription privilege, the Company will issue an aggregate of 51,124,744 shares of Common Stock to IEH. Under such circumstances, IEH’s ownership percentage of our outstanding Common Stock would increase to approximately 85% after giving effect to this rights offering. Except as a result of any increase in its ownership of Common Stock, IEH will not obtain any additional governance or control rights as a result of the rights offering. In addition, if and solely to the extent that IEH’s purchase of shares of Common Stock in the rights offering would cause the Company to become part of an affiliated group of corporations as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the “Code”), of which American Entertainment Properties Corp., an affiliate of Mr. Icahn and IEH (“AEP”), is the common parent, the Company and AEP will enter into a tax allocation agreement. For a description of the tax allocation agreement, see “The Rights Offering – The Investment Agreement – Tax Allocation Agreement.”

How much capital will Federal-Mogul receive from the rights offering?

If all of the subscription rights (including all over-subscription privileges) are exercised in full by our stockholders, we estimate that the net proceeds to us from the rights offering, after deducting estimated offering expenses, will be approximately $499.5 million.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of shares of our Common Stock. You should consider this investment as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

Stockholders who exercise subscription rights will incur investment risk on new money invested. We cannot predict the price at which our shares of Common Stock will trade after the rights offering. The market price for our Common Stock may decrease to an amount below the subscription price, and if you purchase shares of Common Stock at the subscription price, you may not be able to sell the shares in the future at the same price or a higher price. If you do not exercise your subscription rights in full, your percentage ownership interest in the Company will be diluted. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference into, this prospectus supplement. See “Risk Factors” for a discussion of some of the risks involved in participating in this rights offering and in investing in our Common Stock.

What fees or charges apply if I purchase shares of Common Stock in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your intermediary may charge you.

What are the U.S. federal income tax consequences to you of receiving or exercising subscription rights?

We believe and intend to take the position that subscription rights issued pursuant to the rights offering are not part of a “disproportionate distribution” and, therefore, should not be a taxable distribution with respect to your existing shares of Common Stock. However, you should consult your own tax advisor as to the U.S. federal income tax consequences to you of the receipt and the exercise or expiration of the subscription rights and the applicability of any other tax law. For further information, please see “Certain Material United States Federal Income Tax Consequences.”

Whom should I contact if I have other questions?

If you have more questions about the rights offering or need additional copies of the rights offering documents, please contact D.F. King, the Information Agent, by calling 1-800-901-0068 toll-free or, if you are a bank or broker, 212-269-5550.

SUMMARY

The following summary contains basic information about us and the rights offering. Because it is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in our Common Stock, you should read this prospectus supplement carefully, including the sections entitled “The Rights Offering” and “Risk Factors,” and the information incorporated by reference in this prospectus supplement, including our consolidated financial statements and the accompanying notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and our other reports filed from time to time with the SEC.

Our Business

We are a leading global supplier of technology and innovation in vehicle and industrial products for fuel economy, emissions reduction and safety systems. We serve the world’s foremost original equipment manufacturers (“OEM”) and servicers (“OES”) (collectively “OE”) of automotive, light, medium and heavy-duty commercial vehicles, off-road, agricultural, marine, rail, aerospace, power generation and industrial equipment, as well as the worldwide aftermarket. We seek to participate in both of these markets by leveraging our original equipment product engineering and development capability, manufacturing know-how, and expertise in managing a broad and deep range of replacement parts to service the aftermarket. We believe that we are well-positioned to effectively manage the life cycle of a broad range of products to a diverse customer base. Federal-Mogul is a leading technology supplier and a market share leader in several product categories. As of December 31, 2012, we had current OEM products included on more than 300 global vehicle platforms and more than 700 global powertrains used in light, medium and heavy-duty vehicles. We offer premium brands, OE replacement and entry/mid level products for all aftermarket customers. Therefore, we believe that we can be first to the aftermarket with new products, service expertise and customer support. This broad range of vehicle and powertrain applications reinforces the Company’s belief in its market position.

Effective September 1, 2012, the Company began operating with two end-customer focused business segments. The Powertrain (“PT”) segment focuses on original equipment products for automotive, heavy duty and industrial applications. The Vehicle Components Solutions (“VCS”) segment sells and distributes a broad portfolio of products in the global aftermarket, while also serving OEMs with products including braking, chassis, wipers and other vehicle components. The two segment organizational model allows for a strong product line focus benefitting both OE and aftermarket customers and enables our global team to be responsive to customers’ needs for superior products and to promote greater identification with our premium brands. We believe the division of the our global business into two operating segments has enhanced management focus to capitalize on opportunities for organic or acquisition growth, profit improvement, resource utilization and business model optimization in line with the unique requirements of the two different customer bases.

PT offers its customers a diverse array of market-leading products for OE applications, including pistons, piston rings, piston pins, cylinder liners, valve seats and guides, ignition products, dynamic seals, bonded piston seals, combustion and exhaust gaskets, static gaskets and seals, rigid heat shields, engine bearings, industrial bearings, bushings and washers, plus element resistant systems protection sleeving products, acoustic shielding and flexible heat shields. VCS offers powertrain products manufactured by PT, distributed through globally-recognized aftermarket brands to the independent aftermarket and also offers brake disc pads, brake linings, brake blocks, brake system components, chassis products, wipers, and other products lines to OEM, OES and aftermarket customers.

Our Industry

The automotive market, light, medium and heavy-duty commercial vehicle market and energy, industrial and transport market sectors are comprised of two primary markets: the OE market, in which our products are used in the manufacture of new products and for manufacturer service replacement parts; and the aftermarket, in which our products are used as replacement parts for current production and previous models through the independent aftermarket or other service distribution channels.

The OE Market

Demand for component parts in the OE market is generally a function of the number of new vehicles produced, which is driven by macro-economic factors such as interest rates, fuel prices, consumer confidence, employment trends, regulatory requirements and trade agreements. Although OE demand is tied to planned vehicle production, parts suppliers also have the opportunity to grow through increasing their product content per vehicle, by increasing market share and by expanding into new or emerging markets. Companies with a global presence, leading technology and innovation, and advanced product engineering, manufacturing and customer support capabilities are better positioned to take advantage of these opportunities.

The global OE automotive market reached 81.6 million in production volume for 2012, representing a 4.9% compound annual growth rate (“CAGR”) since 2010. According to LMC Automotive, global production volumes are expected to reach 105.9 million units by 2017, representing a CAGR of 5.4% over the 2012-2017 period. Growth will be driven by North America and ROW volumes. European volumes are expected to show positive growth starting in 2014.

The global OE commercial vehicle market reached 2.6 million in production volume for 2012, representing a CAGR of negative 2.8% since 2010. According to LMC Automotive, global production volumes are forecasted to rise to 3.7 million by 2017, representing a CAGR of 6.9% over the 2012-2017 period. European and ROW markets are expected to show the strongest growth over the period, while North American CAGR is forecasted to be 2.6% from 2012-2017.

Historical and projected OE industry volume

Light vehicle

(units in millions)

Source: LMC Automotive April 2013.

Commercial vehicle

(units in thousands)

Source: LMC Automotive April 2013.

There are currently several significant trends that are impacting the OE market, including the following:

•

Global Production – The global light and commercial vehicle production in the developed markets experienced a decline in Europe and growth in North America in 2012. Rest of World (“ROW”) experienced growth, primarily driven by strong growth in China, the world’s largest market for vehicle production. According to LMC Automotive, global OE production is projected to increase at a moderate pace with 2012-2017 CAGR of 5.4% and 6.9% for the light vehicle and commercial vehicle markets, respectively.

•

Globalization of Automotive Industry – While developed markets in North America and Europe continue to remain important to OEs, increased focus is being placed upon expanded design, development and production within emerging markets for growth opportunities, especially in Brazil, Russia, India and China (“BRIC”) markets. Suppliers must be prepared to provide product and technical resources in support of their customers within these emerging markets. OEs are moving their operations to lower-cost geographies outside the U.S. and western European markets and, accordingly, OEs are increasingly requiring suppliers to provide parts on a global basis.

•

Focus on Fuel Economy, Reduced Emissions and Alternative Energy Sources – Increased fuel economy and decreased vehicle emissions are of great importance to OEs as regulators and customers continue to demand more efficient and cleaner operating vehicles. Increasingly stringent fuel economy standards and environmental regulations are driving OEs to focus on new technologies including downsized, higher output and turbocharged gasoline engines, diesel and turbocharged diesel, bio-mass and hybrid diesel applications and hybrid, electric and alternative energy engines. As a result, the number of powertrain configurations will increase in response to the proliferation of commercially available energy sources. Suppliers offering solutions to OEs related to numerous vehicle fuel and powertrain configurations possess a distinct competitive advantage, which is driving accelerated new product development cycles.

•

Energy, Industrial and Transport Markets – Customers continue to develop alternatives to historic infrastructure in the energy, industrial and transport markets. This includes power generators and other power conversion devices as well as growth in the aerospace and high speed railway markets and ocean transport. Suppliers with the capability to utilize automotive expertise to service these and other related markets have a competitive advantage.

The Aftermarket Business

Global aftermarket products for current production and previous models are sold directly to a wide range of distributors, retail parts stores and mass merchants who distribute these products to professional service providers and “do-it-yourself” consumers. Demand for aftermarket products is driven by many factors, including the number of vehicles in operation, the average age of the vehicle fleet, the durability of OE parts, and vehicle miles driven.

The light vehicle aftermarket generally is more stable than the OE market. From 2003 to 2012, sales in the U.S. aftermarket grew at a CAGR of 2.7%, with 2009 showing the only year-over-year decline (1.3%) over this period. By contrast, the U.S. OE light vehicle production declined by approximately 34% in 2009.

Historical and projected aftermarket sales

Global vehicles in operation

Source: Polk & Co U.S. Auto Aftermarket

Source: AAIA Factbook, 2013. Note: Figures represent consumer expenditures in current retail dollars and do not include warranty work.

Significant trends impacting the aftermarket business include the following:

•

Projected Expansion of the Global Car Parc – The number of light vehicles on the road worldwide is expected to increase by 300 million from 1 billion in 2012 to 1.3 billion in 2017, representing a 4% CAGR over this period. More vehicles on the road and a greater number of miles driven should increase the need for replacement parts. Additionally, OEMs are increasingly focused on emerging markets for growth. The new vehicle production growth is naturally leading to increased vehicles in operation in the BRIC markets. The total BRIC countries car parc is expected to grow by approximately 146 million from approximately 204 million passenger vehicles in 2012 to more than 350 million in 2017, an 11% CAGR. This increase of vehicle use in emerging geographic regions should ultimately drive the need for replacement parts for vehicles produced and in service, which we believe provides longer-term growth opportunities for our OE and aftermarket business in these regions.

•

Vehicle Usage Trends – The overall usage of the vehicle fleet, typically measured in number of miles driven, has historically increased year over year in most global markets. That increase in usage of the fleet causes vehicle parts to wear out faster, requiring more frequent replacement.

•

Increase in Average Age of Vehicles – The average age of vehicles on the road has increased over the past few years. Should the average age of the vehicle fleet continue to rise over the long term, this increase in vehicles requiring maintenance and repair will increase the demand for aftermarket replacement parts.

•

Vehicle Complexity – Today’s vehicles are more complex in design, features, and integration of mechanical and electrical products. Ever increasing complexity adversely impacts the demand for replacement parts through the traditional independent aftermarket, as certain repairs can be too complex for some independent repair shops, which forces owners back to the dealer network for these types of services.

•

Changes in Consumer Behavior – The aftermarket is impacted by changes in economic conditions, volatility in fuel prices, and expanding focus on environmental and energy conservation. For example, the number of consumers with the ability to purchase new vehicles has been reduced due to adverse economic conditions and this may increase demand for repairs in order to keep older vehicles road-worthy.

•

Size of the Dealer Network – As a result of the contraction of the U.S. dealer network, there has been a reduction in the availability of dealers offering post-warranty repair work. This should increase the demand for replacement parts through the independent aftermarket.

•

Extended Automotive Part Product Life and New Car Warranties – The average useful lives of automotive parts, both OE and aftermarket, have been steadily increasing due to innovations in product technology and manufacturing. Longer product lives and improved durability results in vehicle owners replacing parts on their vehicles less frequently.

Corporate Information

Our principal executive offices are located at 26555 Northwestern Highway, Southfield, Michigan 48033, and our telephone number at this address is (248) 354-7700. Information on Federal-Mogul is available on our internet website http://www.federalmogul.com. The information contained on our website or that can be accessed through our websites does not constitute part of this prospectus supplement or the accompanying prospectus and is not incorporated in any manner into this prospectus supplement.

Our Common Stock trades on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “FDML.”

Recent Developments

Financial Outlook for Quarter Ending June 30, 2013 and Year Ending December 31, 2013

Based on preliminary unaudited financial information, management estimates and the assumptions described herein, we are providing the estimates set forth below with respect to our financial outlook for the quarter ending June 30, 2013 and the year ending December 31, 2013. For the second quarter ending June 30, 2013, we expect the following:

•	Net sales of $1.7 billion to $1.8 billion; and

•	Operational EBITDA of $150.0 million to $165.0 million.

For the fiscal year ending December 31, 2013, we expect the following:

•	Net sales of $6.8 billion to $7.0 billion; and

•	Operational EBITDA of $560.0 million to $615.0 million.

We also continue to evaluate other potential operational restructuring opportunities and may determine to undertake additional operational restructuring actions in the future. Key assumptions for our financial outlook information include assumptions regarding global industry vehicle production levels and our restructuring actions, in addition to other estimates and assumptions regarding our business, industry conditions, global economic, regulatory, market and financial conditions, foreign currency exchange rates and other factors. In particular, a large portion of our PT segment sales are derived from Europe and, therefore, our future financial performance is dependent on European macroeconomic conditions. For additional information regarding industry production estimates and our current and possible future restructuring plans, see “– Our Industry” and “– Operational Restructuring.”

Operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S.-based funded pension plan and OPEB curtailment gains or losses from continuing operations. Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses, and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. Operational EBITDA should not be considered in isolation or as a substitute for net income (loss) or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. Also, Operational EBITDA, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Given the inherent uncertainty regarding special and non-recurring items and gains or losses on the extinguishment of debt in connection with the Refinancing in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

We have not yet completed the quarter ending June 30, 2013, and accordingly, we do not yet have finalized financial results for that quarter. Our financial outlook information for the quarter ending June 30, 2013 remains subject to the completion of that quarter and our normal quarter-end accounting procedures and adjustments and is subject to change and may differ significantly from the estimates above.

We have prepared the quarterly and full year financial outlook information included above, and our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such information. Although we currently expect that our final results will be consistent with the estimates described above, these estimates are preliminary and represent the most current information available to management, and also reflect other estimates and assumptions, as described herein. Therefore, it is possible that our actual results may differ materially from these estimates due to the completion of the second quarter and subsequent periods, our final closing procedures, changes in the data and market conditions underlying our assumptions, future operational restructuring actions and other developments that may arise in the future.

We have not updated and do not intend to update or otherwise revise these projections to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent events even in the event that any or all of the underlying assumptions or estimates are no longer appropriate. The foregoing preliminary financial results constitute forward looking statements. Actual results may vary materially from the information contained in these forward-looking statements based on a number of factors. Please refer to “Forward-Looking Statements” in this prospectus supplement for additional information.

Operational Restructuring

During the three months ended March 31, 2013, we recognized net restructuring expenses of $8 million. Since June 2012, our Board has approved two operational restructuring programs. In June 2012, we announced a restructuring plan (“Restructuring 2012”) to reduce or eliminate capacity at several high cost VCS facilities and transfer production to lower cost locations with total estimated net Restructuring 2012 costs of $15 million. Restructuring 2012 is anticipated to be completed within two years. Most recently, in February 2013, our Board approved the evaluation of restructuring opportunities in order to improve operating performance (“Restructuring 2013”) and the commencement of restructuring plans with total estimated net Restructuring 2013 costs of $82 million. Restructuring 2013 is intended to take place from 2013 to 2015. In addition, we continue to evaluate other potential operational restructuring opportunities and may determine to undertake additional operational restructuring actions in the future. At this time, however, no determination has been made with respect to any potential additional operational restructuring opportunities. We expect to finance our operational restructuring programs through cash generated from ongoing operations or through cash available under our credit facility, subject to the terms of applicable covenants.

Proposed Refinancing Transactions

We previously announced that we are pursuing a potential refinancing of our outstanding indebtedness. In connection with this potential refinancing, we expect to (i) enter into one or more new credit agreements, which are anticipated to provide for new senior secured credit facilities consisting of an asset-based revolver of approximately $550 million and a term loan facility of approximately $1.75 billion (the “New Credit Agreement”) and (ii) commence an offering of $750 million aggregate principal amount of senior notes (“Senior Notes Offering” and together with the New Credit Agreement, the “Refinancing”) to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S. The Company expects to complete the Refinancing shortly after the completion of the rights offering described in this prospectus supplement. However, no assurances can be given that the Refinancing will be completed on the terms described in this prospectus supplement, on commercially reasonable terms or at all. The completion of this rights offering is not conditioned upon the completion of either the New Credit Agreement or the Senior Notes Offering. However, the completion of the New Credit Agreement and the Senior Notes Offering are expected to be conditioned upon the completion of the rights offering.

The terms of the Refinancing have not been finalized, and the Refinancing is subject to various factors and conditions, including market conditions. In the event we complete the Refinancing, we expect that our interest expense will increase (and that it will increase substantially when disregarding the interest rate hedging arrangements the Company previously had in place). In addition, the New Credit Agreement and the instruments governing the senior notes issued in the Senior Notes Offering may contain additional or more restrictive covenants than those governing our existing indebtedness.

As of March 31, 2013, we had $2.8 billion outstanding under our existing credit facility, consisting of $1.9 billion and $950 million outstanding under tranche B and tranche C term loans. We had no amounts outstanding under our revolving credit facility as of March 31, 2013. The obligations under our revolving credit facility mature on December 27, 2013. The obligations under our tranche B term loan matures December 27, 2014, and the obligations under our tranche C term loan matures December 27, 2015. We intend to use the proceeds of the rights offering to repay a portion of our existing indebtedness under our existing credit facility and for general corporate purposes, including but not limited to, operational restructuring actions, pension payments, working capital and capital expenditures. See “Use of Proceeds.”

This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes or any other debt securities. The senior notes will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Transaction with IEH FM Holdings LLC.

On May 28, 2013, we entered into the Investment Agreement with IEH, pursuant to which, and subject to the terms and conditions thereof, IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege. IEH has also indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the over-subscription privilege. See “The Rights Offering – Effect of Rights Offering on Existing Stockholders.”

Under the Investment Agreement, IEH has agreed that it and its affiliates will not, until the closing date of the rights offering, acquire any additional shares of Common Stock. In addition, for a period of at least one year from the closing date of the rights offering, IEH and its affiliates will not effectuate a merger involving the Company (including any successor in interest to the Company or a holding company of the Company) in which any of the Company’s stock is converted into the right to receive cash or other property, other than stock of a surviving or resulting company at a one-for-one exchange ratio so as to create a holding company structure whereby immediately following the implementation of that structure, the Company and each of its businesses will be held through a public holding company having the same stockholders as the Company had immediately prior to the implementation of such structure (and shall not be permitted to effect any merger pursuant to Sections 253 or 267 of the General Corporation Law of the State of Delaware involving the Company). For the avoidance of doubt, IEH and its affiliates shall have no obligation to engage in any such transaction following such one year period, and the Company shall have no obligation to consent to or approve any such transaction at any time.

The Company also will provide registration rights to IEH with respect to securities of the Company issued pursuant to the rights offering, and the Company will enter into a tax allocation agreement with American Entertainment Properties Corp., an affiliate of IEH (“AEP”), if and solely to the extent that IEH’s purchase of the shares of Common Stock in the rights offering would cause the Company to become part of an affiliated group of corporations as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, of which AEP is the common parent.

For additional information regarding the Investment Agreement, the Tax Allocation Agreement (as defined below) and the Registration Rights Agreement (as defined below), see “The Rights Offering – The Investment Agreement.”

Appointment of New Co-Chief Executive Officer and Chief Executive Officer, VCS

On May 29, 2013, we announced that Kevin P. Freeland will become the Company’s new Co-Chief Executive Officer and Chief Executive Officer, Vehicle Components Segment and will join the Board, effective June 17, 2013. On May 23, 2013, our Board accepted the resignation of Michael Broderick, our former Co-Chief Executive Officer of the Company and Chief Executive Officer, Vehicle Components Segment, effective immediately.

Holding Company Structure

As part of or following any refinancing of the Company’s existing indebtedness, the Company may undertake either of the following transactions so as to create a holding company structure whereby immediately following the implementation of that structure the Company and each of its businesses will be held through a public holding company having the same stockholders as the Company had immediately prior to the implementation of such structure (subject to due diligence and confirmation that any such transaction will not have any adverse consequences on the Company or its stockholders):

(i)	a merger pursuant to Section 251(g) of the DGCL pursuant to which (1) the Company would form a subsidiary (“Sub”); (2) Sub would form a subsidiary (“Sub 2”); and (3) Sub 2 would merge into the Company with the Company surviving as a subsidiary of Sub (such transactions described in clause (i), the “251(g) Merger”); or

(ii)	a series of transactions in which (1) a direct or indirect subsidiary of Icahn Enterprises L.P. will form a new subsidiary Delaware corporation (“Holdco”); (2) Holdco will form a new subsidiary (“Mergeco”); (3) Mergeco will merge into the Company; and (4) pursuant to such merger, (A) each share or fraction of a share of the capital stock of the Company outstanding immediately prior to the merger is converted in the merger into a share or equal fraction of a share of capital stock of Holdco having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the share of stock of the Company being converted in the merger, (B) the certificate of incorporation and bylaws of Holdco immediately following the effective time of the merger contain provisions identical to the certificate of incorporation and bylaws of the Company immediately prior to the merger (other than provisions, if any, regarding the incorporator or incorporators, the corporate name, the registered office and agent, the initial board of directors and such provisions contained in any amendment to the certificate of incorporation as were necessary to effect a change, exchange, reclassification, subdivision, combination, or cancellation has become effective), (C) as a result of the merger, the Company remains a direct wholly-owned subsidiary of Holdco, (D) the directors of the Company become or remain the directors of Holdco upon the effective time of the merger, (E) the common stock of Holdco is listed for trading on NASDAQ, and (F) the rights, benefits and status of the Company’s stockholders by virtue of the merger shall be identical to the fullest extent possible as to those prior to the merger. As promptly as possible following the merger, the indebtedness of the Company for borrowed money will, to the extent possible, be assumed by and transferred to Holdco (such transactions described in clause (ii), the “Holding Company Transaction”).

If the holding company structure described above is implemented through either the 251(g) Merger or the Holding Company Transaction, it is expected that our indebtedness will be moved up and held at the holding company level. There are no assurances that the Company will undertake the 251(g) Merger or the Holding Company Transaction following the rights offering, as a part of or following the Refinancing or at all.

Disposition of Federal-Mogul Sintertech SAS

On March 8, 2013, two indirect subsidiaries of the Company, Federal Mogul SAS, a French company (“F-M SAS”) and Federal Mogul Luxembourg SARL, a Luxembourg company (“F-M Lux,” together with F-M SAS,

the “Sellers”), completed the sale of their respective share capital interests in Federal-Mogul Sintertech SAS, a French company (“F-M Sintertech”), to TM France, a limited liability company organized under the laws of France (“Buyer”). F-M Sintertech manufactures various sintered metal parts for the automotive, transportation and filtration industries. The transaction involved the transfer of two manufacturing sites in France and the lease of a third manufacturing site in France from F-M SAS to Buyer. Approximately 400 employees were transferred as part of the transaction. The consideration received at the closing, which was based on arm’s length negotiations between the parties was one (1) Euro. In connection with the transaction, the Sellers also contributed $42 million in cash to F-M Sintertech.

The Rights Offering

The following summary describes the principal terms of the rights offering, but it is not intended to be a complete description of the offering. See the information under the heading “The Rights Offering” in this prospectus supplement for a more detailed description of the terms and conditions of the rights offering.

Securities Offered	We are distributing to you, at no charge, one transferable subscription right for each whole share of our Common Stock that you owned as of 5:00 p.m., Eastern Daylight Time, on June 7, 2013, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of those shares. Each subscription right will entitle you to purchase 0.51691 shares of our Common Stock. The subscription rights will be evidenced by rights certificates.

Basic Subscription Privilege	The basic subscription privilege will entitle you to purchase 0.51691 shares of Common Stock at a subscription price of $9.78 per whole share of Common Stock.

Over-subscription Privilege	If you purchase all of the shares of Common Stock available to you pursuant to your basic subscription privilege, you may also choose to subscribe for a portion of any shares of Common Stock that are not purchased by our other stockholders through the exercise of their basic subscription privileges. The over-subscription privilege remains subject to the availability and pro-rata allocation of shares among persons exercising their over-subscription privilege and is limited to the maximum number of shares of Common Stock offering in this rights offering, less the number of shares of Common Stock purchased pursuant to the basic subscription privilege.

Subscription Price	$9.78 per whole share of Common Stock, payable in cash. To be effective, any payment related to the exercise of a subscription right must clear before the rights offering expires.

Record Date	5:00 p.m., Eastern Daylight Time, on June 7, 2013.

Expiration of the Rights Offering	5:00 p.m., Eastern Daylight Time, on June 27, 2013, unless we extend the rights offering period.

Use of Proceeds	We expect to receive net proceeds from the rights offering of approximately $499.5 million after paying associated expenses. We intend to use the proceeds of the rights offering to repay a portion of our existing indebtedness under our existing credit facility and for general corporate purposes, including but not limited to operational restructuring actions, pension payments, working capital and capital expenditures. See “Use of Proceeds.”

Transferability of Rights	Subject to applicable laws, the rights may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the rights and a trading market for the rights may not develop.

No Board Recommendation Regarding Exercise of Subscription Rights	Our Board is making no recommendation regarding your exercise of the subscription rights. You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and the rights offering.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of Common Stock at the subscription price of $9.78 per whole share of Common Stock.

Certain Material U.S. Federal Income Tax Consequences	We believe and intend to take the position that subscription rights issued pursuant to the rights offering are not part of a “disproportionate distribution” and, therefore, should not be a taxable distribution with respect to your existing shares of Common Stock. See “Certain Material U.S. Federal Income Tax Consequences.” However, you should consult your own tax advisor as to the U.S. federal income tax consequences to you of the receipt and the exercise or expiration of the subscription rights and the applicability of any other tax law.

Procedures for Exercising Rights	To exercise your subscription rights, you must complete the rights certificate and deliver it to the subscription agent, together with full payment for all the subscription rights you elect to exercise under the basic subscription privilege and over-subscription privilege or, if you hold your rights through a broker, dealer, custodian bank or other nominee, you must deliver the applicable subscription payment and a completed form entitled “Beneficial Owner Election Form” (or such other appropriate documents as are provided by your nominee related to your subscription rights) to your nominee in each case, prior to the expiration of the rights offering. You may deliver such subscription documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

Reason for Rights Offering Structure

The Company has substantial indebtedness, consisting primarily of approximately $2.8 billion of outstanding indebtedness under its existing credit facility as of March 31, 2013. We have considered various alternatives with respect to the potential refinancing of our existing indebtedness, portions of which mature in 2013, 2014 and 2015. In connection with such evaluation, we have determined that an additional equity investment in the Company is necessary in order to complete the refinancing of our existing indebtedness on commercially reasonable terms, based on, among other things, market conditions and discussions with potential lenders. The Company operates in a cyclical industry that is sensitive to general economic conditions and other factors, including the global credit markets, capital markets and interest rates. Accordingly, we believe that it is critical that we refinance our existing indebtedness on commercially reasonable terms in the near term, thereby obtaining more certainty regarding our long-term debt obligations and financing costs. Additionally, we believe that an additional equity investment in the Company is essential in order for the Company to attain a strong and flexible balance sheet to support its business and operations in the future. We also have considered, among other things, the need to provide more certainty to our stockholders, customers and suppliers with respect to our long-term viability. Furthermore, the rights offering would allow us to raise equity capital in a cost-effective manner that allows all of our stockholders the opportunity to participate in the transaction on a pro-rata basis, and if all stockholders exercise their rights, our stockholders may avoid dilution of their ownership interest in the Company, subject to the treatment of fractional shares.

The special committee reviewed and evaluated the rights offering, considered alternative financing transactions and negotiated with IEH with respect to the rights offering, including the terms and conditions of the Investment Agreement, the Registration Rights Agreement (as defined below) and the Tax Allocation Agreement (as defined below). After this process, the Board, following the recommendation of the special committee, approved the rights offering, the terms and conditions of the Investment Agreement, the Registration Rights Agreement and the Tax Allocation Agreement and the transactions contemplated thereby.

For additional information, including factors considered by the Board and the special committee, see “The Rights Offering – Reasons for the Rights Offering.”

Subscription and Information Agent	The subscription agent for this rights offering is and Computershare Trust Company, N.A. (“Computershare”) and the information agent for this rights offering is D.F. King & Co., Inc. (“D.F. King”). The address for delivery to the subscription agent is as follows:

By Mail:

Computershare Trust Company, N.A.

Attention: Voluntary Corporate Actions

PO Box 43011

Providence, RI 02940-3011

By Hand or Overnight Courier:

Computershare Trust Company, N.A.

Attention: Voluntary Corporate Actions

250 Royall Street, Suite V

Canton, MA 02021

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of Common Stock or for additional copies of this prospectus supplement to D.F. King, the Information Agent, by calling 1-800-901-0068 toll-free or, if you are a bank or broker, 212-269-5550.

Shares Outstanding Before the Rights Offering	98,904,500 shares of our Common Stock were outstanding as of the record date.

Shares Outstanding After Completion of the Rights Offering	We expect 150,029,244 shares of our Common Stock will be outstanding immediately after completion of the rights offering, if the rights offering is fully subscribed.

Fees and Expenses	We will pay the fees and expenses related to the rights offering. The Company will not charge a brokerage commission or a fee to subscription rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you will be responsible for any fees charged by your broker, dealer, custodian bank, or other nominee.

NASDAQ	Our shares of Common Stock are currently listed for trading on NASDAQ under the ticker symbol “FDML.” We do not intend to list the rights on NASDAQ, any other national securities exchange or any other nationally recognized trading system.

Risk Factors	Before you exercise your subscription rights to purchase our shares of Common Stock, you should carefully consider risks described in the section entitled “Risk Factors,” beginning on page S-27 of this prospectus supplement.

Participation of Directors, Executive Officers and Significant Stockholders	Our directors and executive officers who own shares of our Common Stock and significant stockholders, including IEH and those directors who are affiliates of Mr. Carl C. Icahn, are permitted, but not required, to participate in this rights offering. Our directors and officers are entitled to participate in the offering on the same terms and conditions applicable to all stockholders.

We have entered into an Investment Agreement with IEH, which beneficially owns approximately 78% of our Common Stock before giving effect to the rights offering, pursuant to which, and subject to the terms and conditions thereof, IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege. IEH has also indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the over-subscription privilege. See “The Rights Offering – The Investment Agreement” and “Effect of Rights Offering on Existing Stockholders.”

IEH and certain of our directors may have interests in the offering that are different from, or in addition to, the interest of our stockholders generally. See “The Rights Offering – Interests of Certain Stockholders, Directors and Officers.”

Summary Historical Financial Data

The following summary consolidated financial information as of and for the three years in the period ended December 31, 2012 is derived from our audited consolidated financial statements for the periods indicated. The summary consolidated information as of and for the three months ended March 31, 2013 is derived from our unaudited consolidated financial statements for the periods indicated. The summary historical consolidated financial information below should be read in conjunction with our audited financial statements for the year ended December 31, 2012, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012 (in each case, as retrospectively revised in our Current Report on Form 8-K, filed with the SEC on April 26, 2013), our unaudited consolidated financial statements for the quarter ended March 31, 2013, and Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, incorporated by reference in this prospectus supplement.

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
	(Millions of Dollars, Except Per Share Amounts)
Consolidated Statement of Operations Data
Net sales	$1,699	$1,740	$6,590	$6,816	$6,138
Cost of products sold	(1,448)	(1,463)	(5,671)	(5,728)	(5,132)
Gross margin	251	277	919	1,088	1,006
Selling, general and administrative expenses	(185)	(188)	(706)	(683)	(679)
OPEB curtailment gains	—	—	51	1	29
Adjustment of assets to fair value	—	—	(187)	(307)	(2)
Interest expense, net	(29)	(33)	(128)	(127)	(129)
Amortization expense	(12)	(12)	(49)	(48)	(49)
Equity earnings of non-consolidated affiliates	9	10	34	37	32
Restructuring expense, net	(8)	(6)	(26)	(5)	(8)
Other (expense) income, net	6	(2)	(26)	(14)	(16)
Income tax benefit (expense)	(11)	(9)	29	(17)	(12)
Net (loss) income from continuing operations	21	37	(89)	(75)	172
Loss from discontinued operations, net of tax	(53)	(3)	(21)	(8)	(5)
Less net income attributable to noncontrolling interests	(2)	(2)	(7)	(7)	(6)

Net (loss) income attributable to Federal-Mogul	$(34)	$32	$(117)	$(90)	$161

Amounts attributable to Federal-Mogul:
Net (loss) income from continuing operations	$19	$35	$(96)	$(82)	$166
Loss from discontinued operations, net of tax	(53)	(3)	(21)	(8)	(5)

Net (loss) income	$(34)	$32	$(117)	$(90)	$161

Common Share Summary
Net (loss) income per common share attributable to Federal-Mogul – basic:
Net (loss) income from continuing operations	$0.19	$0.35	$(0.97)	$(0.83)	$1.68
Net (loss) from discontinued operations
	(0.53)	(0.03)	(0.21)	(0.08)	(0.05)
Net (loss) income	$(0.34)	$0.32	$(1.18)	$(0.91)	$1.63

Net (loss) income per common share attributable to Federal-Mogul – diluted:
Net (loss) income from continuing operations	$0.19	$0.35	$(0.97)	$(0.83)	$1.67
Net (loss) from discontinued operations	(0.53)	(0.03)	(0.21)	(0.08)	(0.05)
Net (loss) income	$(0.34)	$0.32	$(1.18)	$(0.91)	$1.62
Weighted average shares outstanding – basic (in millions)	98.9	98.9	98.9	98.9	98.9
Weighted average shares outstanding – diluted (in millions)	98.9	99.4	99.4	99.4	99.4
Dividends declared per common share	$—	$—	$—	$—	$—

Other Financial Information
Net cash (used by) provided from operating activities	$(50)	$5	$(53)	$241	$404
Expenditures for property, plant, equipment	(93)	(130)	(387)	(348)	(251)
Depreciation and amortization expense	(71)	(69)	(289)	(284)	(333)

RISK FACTORS

An investment in our securities involves a high degree of risk. In evaluating an investment in our securities, you should consider carefully the risks described below, together with the information in this prospectus supplement and the accompanying prospectus, the other risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the risks we have highlighted in other sections of this prospectus supplement. If any of the events described in the following risk factors actually occur, or if additional risks and uncertainties not presently known to us or that we currently deem immaterial, materialize, then our business, results of operations and financial condition could be materially adversely affected. The risks discussed below include forward-looking statements, and our actual results may differ materially from those discussed in these forward-looking statements. See also “Forward-Looking Statements.”

Risks Related to the Company’s Business

The Company has substantial indebtedness, which could restrict the Company’s business activities and could subject the Company to significant interest rate risk.

As of March 31, 2013, the Company had approximately $2.8 billion of outstanding indebtedness under its existing credit facility. The Company is permitted by the terms of its debt instruments to incur substantial additional indebtedness, subject to the restrictions therein. The Company’s inability to generate sufficient cash flow to satisfy its debt obligations, or to refinance its debt obligations on commercially reasonable terms, would have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s indebtedness could:

•	limit the Company’s ability to borrow money for working capital, capital expenditures, debt service requirements or other corporate purposes;

•

require the Company to dedicate a substantial portion of its cash flow to payments on indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, product development and other corporate requirements;

•	increase the Company’s vulnerability to general adverse economic and industry conditions; and

•	limit the Company’s ability to respond to business opportunities.

A significant portion of the Company’s indebtedness accrues interest at variable rates. To the extent market interest rates rise, the cost of the Company’s debt would increase, adversely affecting the Company’s financial condition, results of operations, and cash flows.

Although the Company expects to complete the Refinancing shortly after the completion of the rights offering, the terms of the Refinancing have not been finalized, and the Refinancing is subject to various factors and conditions, including market conditions. In the event we do complete the Refinancing, the Company will continue to have substantial indebtedness outstanding following the Refinancing. Furthermore, the terms of such Refinancing may not be as favorable as the terms of our existing indebtedness. In addition, the instruments governing our indebtedness following the Refinancing may contain additional or more restrictive covenants that those governing our existing indebtedness. No assurances can be given that the Refinancing will be completed on the terms described in this prospectus supplement, on commercially reasonable terms or at all.

The Company may not complete the Refinancing on the terms described in this prospectus supplement, on commercially reasonable terms or at all, which could have a material adverse effect on our business and financial condition.

The Company expects to complete the Refinancing shortly after the completion of the rights offering. No assurances can be given that the Refinancing will be completed on the terms described in this prospectus supplement, on commercially reasonable terms or at all. The completion of this rights offering is not conditioned upon the completion of either the New Credit Agreement or the Senior Notes Offering. However, the completion of the New Credit Agreement and the Senior Notes Offering are expected to be conditioned upon the completion of the rights offering. Negotiation and completion of such Refinancing is subject to numerous risks, many of which are beyond our control, including, but not limited to:

•	Macroeconomic factors, including factors affecting the automotive industry;

•	Credit and capital market conditions, including changes in interest rates;

•	Factors affecting any participant banks, initial purchasers and the banking industry generally; and

•	Material changes in government policies, laws, regulations, taxation and other similar factors.

In addition, the Refinancing is dependent on our ability to negotiate terms, conditions and documents acceptable to us and the participant banks and initial purchasers. Failure to complete the Refinancing could have a material adverse effect on our business and financial condition.

The Company’s operational restructuring activities may not result in the anticipated synergies and cost savings.

It is possible that the achievement of expected synergies and cost savings associated with restructuring activities will require additional costs or charges to earnings in future periods. It is also possible that the expected synergies may not be achieved. During the three months ended March 31, 2013, we recognized net restructuring expenses of $8 million. The Company has announced operational restructuring actions as part of Restructuring 2012 and Restructuring 2013, as further described under “Summary – Recent Developments – Operational Restructuring.” In addition, although no determination has been made with respect to any additional future operational restructure opportunities, we continue to evaluate other potential operational restructuring opportunities and may determine to undertake additional operational restructuring actions in the future. At this time, however, no determination has been made with respect to any potential additional operational restructuring opportunities. We expect to finance our operational restructuring programs through cash generated from ongoing operations or through cash available under our credit facility, subject to the terms of applicable covenants. Any costs or charges relating to restructuring activities could adversely impact the business, results of operations, liquidity and financial condition.

Adverse conditions in the automotive market adversely affect demand for the Company’s products and expose the Company to credit risks of its customers.

The revenues of the Company’s operations are closely tied to global OE automobile and commercial vehicle sales, production levels, and independent aftermarket parts replacement activity. The OE market is characterized by short-term volatility, with overall expected long-term growth in global vehicle sales and production. Automotive and commercial vehicle production in the local markets served by the Company can be affected by macro-economic factors such as interest rates, fuel prices, consumer confidence, employment trends, regulatory and legislative oversight requirements and trade agreements. Automakers across Europe are experiencing difficulties from a weakened economy and tightening credit markets. OEM vehicle production in Europe decreased by 6% from 2011 to 2012. As a result, the Company has experienced and may continue to experience reductions in orders from these OEM customers. A prolonged downturn in the European automotive industry or a significant change in product mix due to consumer demand could continue to have an adverse impact on the Company’s business. A variation in the level of automobile production would affect not only sales to OE customers but, depending on the reasons for the change, could impact demand from aftermarket customers. The Company’s results of operations and financial condition could be adversely affected if the Company fails to respond in a timely and appropriate manner to changes in the demand for its products.

Accounts receivable potentially subject the Company to concentrations of credit risk. The Company has granted terms extensions to certain customers in the North American aftermarket, which have resulted in significant receivables balances with some of these customers. The Company’s customer base includes virtually every significant global automotive manufacturer, numerous Tier 1 automotive suppliers, and a large number of distributors and installers of automotive aftermarket parts.

A drop in the market share and changes in product mix offered by the Company’s customers can impact the Company’s revenues.

The Company is dependent on the continued growth, viability and financial stability of the Company’s customers. The Company’s customers generally are OEMs in the automotive industry. This industry is subject to rapid technological change, vigorous competition, short product life cycles and cyclical and reduced consumer demand patterns. When the Company’s customers are adversely affected by these factors, the Company may be similarly affected to the extent that the Company’s customers reduce the volume of orders for its products. As a result of changes impacting the Company’s customers, including shifts in regional growth, shifts in OEM sales demand, and shifts in consumer demand related to vehicle segment purchases and content penetration, sales mix can shift, which may have either favorable or unfavorable impact on revenue. For instance, a shift in sales demand favoring a particular OEM’s vehicle model for which the Company does not have a supply contract may negatively impact its revenue. A shift in regional sales demand toward certain markets could favorably impact the sales of those of the Company’s customers that have a large market share in those regions, which in turn would be expected to have a favorable impact on the Company’s revenue. In 2012, sales in Europe shifted away from diesel-powered vehicles, which adversely affected the Company.

The mix of vehicle offerings by the Company’s OEM customers also impacts its sales. A decrease in consumer demand for specific types of vehicles where the Company has traditionally provided significant content could have a significant effect on the Company’s business and financial condition. The Company’s sales of products in the regions in which its customers operate is also dependent upon the success of those customers in those regions.

Escalating price pressures from customers may adversely affect the Company’s business.

Downward pricing pressures by automotive manufacturers is a characteristic of the automotive industry. Virtually all automakers have implemented aggressive price reduction initiatives and objectives with their suppliers, and such actions are expected to continue in the future. In addition, accurately estimating the impact of such pressures is difficult because any price reductions are a result of negotiations and other factors. Accordingly, suppliers must be able to reduce their operating costs in order to maintain profitability. If the Company is unable to offset customer price reductions in the future through improved operating efficiencies, new manufacturing processes, sourcing alternatives and other cost reduction initiatives, the Company’s results of operations and financial condition will likely be adversely affected.

Employee strikes and labor-related disruptions involving the Company or one or more of the Company’s customers or suppliers may adversely affect its operations.

The Company’s business is labor-intensive and many of its employees are represented by unions or work councils. A strike or other form of significant work disruption by the Company’s employees would likely have an adverse effect on its ability to operate its business. A labor dispute involving the Company or one or more of its customers or suppliers or that could otherwise affect its operations could reduce its sales and harm its profitability. A labor dispute involving another supplier to the Company’s customers that results in a slowdown or a closure of those customers’ assembly plants where the Company’s products are included in the assembled parts or vehicles could also adversely affect the Company’s business and harm its profitability. In addition, the Company’s inability or the inability of any of its customers, its suppliers or its customers’ suppliers to negotiate an extension of a collective bargaining agreement upon its expiration could reduce the Company’s sales and harm its profitability. Significant increases in labor costs as a result of the renegotiation of collective bargaining agreements could also adversely affect the Company’s business and harm its profitability.

A disruption to information technology systems could adversely affect the Company’s business and financial performance.

The Company relies on the accuracy, capacity and security of its information technology systems, as well as information technology systems provided by third parties. Despite the security and risk-prevention measures the Company has implemented, these systems could fail, or could be breached, damaged or otherwise interrupted by computer viruses, unauthorized physical or electronic access or other natural or man-made incidents or disasters. Such a failure, breach or interruption could result in business disruption, theft of intellectual property or trade secrets and unauthorized access to personnel information. To the extent that the Company’s business is interrupted or data is lost, destroyed or inappropriately used or disclosed, such disruptions could adversely affect the Company’s business, financial condition and results of operations.

Warranty claims, product liability claims and product recalls could harm the Company’s business, results of operations and financial condition.

The Company faces the inherent business risk of exposure to warranty and product liability claims in the event that its products fail to perform as expected or such failure results, or is alleged to result, in bodily injury or property damage (or both). In addition, if any of the Company’s designed products are defective or are alleged to be defective, the Company may be required to participate in a recall campaign. As suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, automakers are increasingly expecting them to warrant their products and are increasingly looking to suppliers for contributions when faced with product liability claims or recalls. A successful warranty or product liability claim against the Company in excess of its available insurance coverage and established reserves, or a requirement that the Company participate in a product recall campaign, could adversely effect the Company’s business, results of operations and financial condition.

If the Company loses any of its executive officers or key employees, the Company’s operations and ability to manage the day-to-day aspects of its business may be materially adversely affected.

The Company’s future performance substantially depends on its ability to retain and motivate executive officers and key employees, both individually and as a group. If the Company loses any of its executive officers or key employees, which have many years of experience with the Company and within the automotive industry and other manufacturing industries, or is unable to recruit qualified personnel, the Company’s ability to manage the day-to-day aspects of its business may be materially adversely affected. The loss of the services of one or more executive officers or key employees, who also have strong personal ties with customers and suppliers, could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company does not currently maintain “key person” life insurance.

The Company’s operations in foreign countries expose the Company to risks related to economic and political conditions, currency fluctuations, import/export restrictions, regulatory and other risks.

The Company has manufacturing and distribution facilities in many countries. International operations are subject to certain risks including:

•	exposure to local economic conditions;

•	exposure to local political conditions (including the risk of seizure of assets by foreign governments);

•	currency exchange rate fluctuations (including, but not limited to, material exchange rate fluctuations, such as devaluations) and currency controls

•	export and import restrictions; and

•	compliance with U.S. laws such as the Foreign Corrupt Practices Act, and local laws prohibiting inappropriate payments.

The likelihood of such occurrences and their potential effect on the Company are unpredictable and vary from country-to-country.

Certain of the Company’s operating entities report their financial condition and results of operations in currencies other than the U.S. dollar (including, but not limited to, Brazilian real, British pound, Chinese yuan renminbi, Czech crown, euro, Indian rupee, Mexican peso, Polish zloty, Russian ruble, South Korean won and Swedish krona). In reporting its consolidated statements of operations, the Company translates the reported results of these entities into U.S. dollars at the applicable exchange rates. As a result, fluctuations in the dollar against foreign currencies will affect the value at which the results of these entities are included within Federal-Mogul’s consolidated results.

The Company is exposed to a risk of gain or loss from changes in foreign exchange rates whenever the Company, or one of its foreign subsidiaries, enters into a purchase or sales agreement in a currency other than its functional currency. While the Company reduces such exposure by matching most revenues and costs within the same currency, changes in exchange rates could impact the Company’s financial condition or results of operations.

The Company may not be successful in its efforts to identify, complete or integrate acquisitions, and the Company may pursue acquisitions or joint ventures that involve inherent risks, any of which may cause the Company not to realize anticipated benefits and adversely affect the Company’s results of operations.

In the past, the Company has grown through acquisitions, and may engage in acquisitions in the future as part of the Company’s sustainable global profitable growth strategy. The full benefits of these acquisitions, however, require integration of manufacturing, administrative, financial, sales, and marketing approaches and personnel. If the Company is unable to successfully integrate its acquisitions, it may not realize the benefits of the acquisitions, the financial results may be negatively affected, or additional cash may be required to integrate such operations.

In the future, the Company may not be able to successfully identify suitable acquisition or joint venture opportunities or complete any particular acquisition, combination, joint venture or other transaction on acceptable terms. The Company’s identification of suitable acquisition candidates and joint venture opportunities and the integration of acquired business operations involve risks inherent in assessing the values, strengths, weaknesses, risks and profitability of these opportunities. This includes the effects on the Company’s business, the potential overvaluation of acquisition candidates, diversion of management’s attention and risks associated with unanticipated problems or unforeseen liabilities. Moreover, any acquisitions may require significant financial resources that would otherwise be used for the ongoing development of the Company’s business or require us to incur or assume additional indebtedness, resulting in increased leverage. Even if we identify suitable acquisition candidates, there may be competition from buyers when trying to acquire these candidates or we may not be able to successfully negotiate the terms of any definitive agreements. Accordingly, there can be no assurances that we will be able to acquire such candidates at reasonable prices, on favorable terms or at all.

The Company’s failure to identify suitable acquisition or joint venture opportunities may restrict the Company’s ability to grow its business. If the Company is successful in pursuing future acquisitions or joint ventures, the Company may be required to expend significant funds, incur additional debt and/or issue additional securities (potentially resulting in dilution to existing stockholders), which may materially adversely affect results of operations. If the Company spends significant funds or incurs additional debt, the Company’s ability to obtain financing for working capital or other purposes could decline and the Company may be more vulnerable to economic downturns and competitive pressures. Even if we overcome these challenges and risks, we may not realize the anticipated benefits of these acquisitions and there may be other unanticipated or unidentified effects. While we would typically seek protection through representations and warranties and indemnities, as applicable, significant liabilities may not be identified in due diligence or may come to light only after the expiration of any indemnity periods.

Furthermore, the difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. These difficulties could be further increased to the extent the Company pursues acquisition or joint venture opportunities internationally. The Company may not be effective in retaining key employees or customers of the combined businesses. The Company may face integration issues pertaining to the internal controls and operations functions of the acquired companies and also may not realize cost efficiencies or synergies that were anticipated when selecting the acquisition candidates. The Company may experience managerial or other conflicts with its joint venture partners. Any of these items could adversely affect the Company’s results of operations.

The Company may not recognize anticipated benefits from any strategic divestiture of portions of our business.

We evaluate potential divestiture opportunities with respect to portions of our business from time to time, and may determine to proceed with a divestiture opportunity if and when we believe such opportunity is consistent with our business strategy and we would be able to realize value for our stockholders in so doing. We have in the past sold (including our recent sale of F-M Sintertech), and may from time to time in the future sell, one or more portions, or all of our business. Any divestiture or disposition could expose us to significant risks, including, without limitation, fees for legal and transaction-related services, diversion of management resources, loss of key personnel and reduction in revenue. Further, we may be required to retain or indemnify a buyer against certain liabilities and obligations in connection with any such divestiture, and we may also become subject to third-party claims arising out of such divestiture. In addition, we may not achieve the expected price in a divestiture transaction.

If a divestiture does occur, we cannot be certain that our business, operating results and financial condition will not be adversely affected. A successful divestiture depends on various factors, including our ability to:

•	Effectively transfer liabilities, contracts, facilities and employees to any purchaser;

•	Identify and separate the assets (including intangible assets) to be divested from the those that we wish to retain;

•	Reduce fixed costs previously associated with the divested assets or business; and

•	Collect the proceeds from any divestitures.

If we do not realize the expected benefits or synergies of any divestiture transaction, it could adversely affect our financial condition and results of operations.

The Company’s actions to separate its business into two divisions may result in additional costs.

The Company is separating its business into two separate business divisions. One division will focus primarily on the manufacture and sale of powertrain products to original equipment manufacturers (“Powertrain” or “PT”), while the other will consist of the Company’s global aftermarket as well as its brake, chassis and wipers businesses (“Vehicle Components Solutions” or “VCS”). The Company has taken several actions in connection with the creation of these two operating divisions, including the appointing of a Chief Executive

Officer for PT and a Chief Executive Officer for VCS and the identification of facilities that will be managed by each division. This separation may result in additional costs and expenses both during and after separation. No assurances can be given that the separation of the business into these two divisions will not have a material adverse impact on the Company’s profitability and consolidated financial position.

The Company is subject to possible insolvency of financial counterparties.

The Company engages in numerous financial transactions and contracts including insurance policies, letters of credit, credit line agreements, financial derivatives (including interest rate swaps), and investment management agreements involving various counterparties. The Company is subject to the risk that one or more of these counterparties may become insolvent and therefore be unable to discharge its obligations under such contracts.

The automotive industry is highly competitive and the Company’s success depends upon its ability to compete effectively in the market.

The Company operates in an extremely competitive industry, driven by global vehicle production volumes and part replacement trends. Business is typically awarded to the supplier offering the most favorable combination of cost, quality, technology and service. In addition, customers continue to require periodic price reductions that require the Company to continually assess, redefine and improve its operations, products and manufacturing capabilities to maintain and improve profitability. The Company’s management continues to develop and execute initiatives to meet the challenges of the industry and to achieve its strategy; however, there can be no assurances that the Company will be able to compete effectively in the automotive market.

The Company’s substantial pension obligations and other postemployment benefits could adversely impact the Company’s operating margins and cash flows.

The automotive industry, like other industries, continues to be impacted by the rising cost of providing pension and other postemployment benefits. The Company has substantial pension and other postemployment benefit obligations. For the quarter ended March 31, 2013, the Company had net periodic benefit costs of $2 million and $8 million for United States and non-United States pension plans, respectively, and other postemployment benefits of $3 million. In addition, the Company sponsors certain defined benefit plans worldwide that are underfunded and will require cash payments. As of December 31, 2012, the Company had unfunded pension obligations of approximately $520 million and $419 million, for United States and non-United States pension plans, respectively. If the performance of the assets in the pension plans does not meet the Company’s expectations, or other actuarial assumptions are modified, the Company’s required contributions may be higher than it expects. The Company’s pension and other postemployment benefit obligations could adversely impact the Company’s operating margins and cash flows.

Certain disruptions in supply of and changes in the competitive environment for raw materials could adversely affect the Company’s operating margins and cash flows.

The Company purchases a broad range of materials, components and finished parts. The Company also uses a significant amount of energy, both electricity and natural gas, in the production of its products. A significant disruption in the supply of these materials, supplies and energy or the failure of a supplier with whom the Company has established a single source supply relationship could decrease production and shipping levels, materially increase operating costs and materially adversely affect profit margins. Shortages of materials or interruptions in transportation systems, labor strikes, work stoppages, or other interruptions to or difficulties in the employment of labor or transportation in the markets where the Company purchases material, components and supplies for the production of products or where the products are produced, distributed or sold, whether as a result of labor strife, war, further acts of terrorism or otherwise, in each case may adversely affect profitability.

In recent periods there have been significant fluctuations in the prices of aluminum, copper, lead, nickel, platinum, resins, steel, other base metals and energy which have had and may continue to have an unfavorable impact on the Company’s business. Any continued fluctuations in the price or availability of energy and materials may have an adverse effect on the Company’s results of operations or financial condition. To address increased costs associated with these market forces, a number of the Company’s suppliers have implemented surcharges on existing fixed price contracts. Without the surcharge, some suppliers claim they will be unable to provide adequate supply. Competitive and marketing pressures may limit the Company’s ability to pass some of the supply and material cost increases on to the Company’s customers and may prevent the Company from doing so in the future. Furthermore, the Company’s customers are generally not obligated to accept price increases that the Company may desire to pass along to them. This inability to pass on price increases to customers when material prices increase rapidly or to significantly higher than historic levels could adversely affect the Company’s operating margins and cash flow, possibly resulting in lower operating income and profitability.

The Company’s hedging activities to address commodity price fluctuations may not be successful in offsetting future increases in those costs or may reduce or eliminate the benefits of any decreases in those costs.

In order to mitigate short-term variation in operating results due to the aforementioned commodity price fluctuations, the Company hedges a portion of near-term exposure to certain raw materials used in production processes, primarily natural gas, copper, nickel, tin, zinc, high-grade aluminum and aluminum alloy. The results of the Company’s hedging practice could be positive, neutral or negative in any period depending on price changes in the hedged exposures.

The Company’s hedging activities are not designed to mitigate long-term commodity price fluctuations and, therefore, will not protect from long-term commodity price increases. The Company’s future hedging positions may not correlate to actual energy or raw materials costs, which would cause acceleration in the recognition of unrealized gains and losses on hedging positions in operating results.

The Company is subject to a variety of environmental, health and safety laws and regulations and the cost of complying, or the Company’s failure to comply with such requirements may have a material adverse effect on its business, financial condition and results of operations.

The Company is subject to a variety of federal, state, local and foreign environmental laws and regulations relating to the release or discharge of materials into the environment, the management, use, processing, handling, storage, transport or disposal of hazardous waste materials, or otherwise relating to the protection of public and employee health and safety and the environment. These laws and regulations expose the Company to liability for the environmental condition of its current and former facilities or third-party waste disposal sites to which it has sent wastes, and also may expose the Company to liability for the conduct of others or for the Company’s actions that were in compliance with all applicable laws at the time these actions were taken. These laws and regulations also may expose the Company to liability for claims of personal injury or property damage related to alleged exposure to hazardous or toxic materials. The Company is currently involved in investigation and remediation activities at various sites and there can be no assurances that any liabilities or costs associated with such activities will not exceed any corresponding reserves the Company has taken. In addition, the Company cannot guarantee that it will at all times be in compliance with all such requirements. The cost of complying with these requirements may also increase substantially in future years. If the Company violates or fails to comply with these requirements, the Company could be fined or otherwise sanctioned by regulators. These requirements are complex, change frequently and may become more stringent over time, which could have a material adverse effect on the Company’s business.

The Company’s failure to maintain and comply with environmental permits that the Company is required to maintain could result in fines or penalties or other sanctions and have a material adverse effect on the Company’s operations or results. Future events, such as new environmental regulations or changes in or modified interpretations of existing laws and regulations or enforcement policies, newly discovered information or further investigation or evaluation of the potential health hazards of our products, operations or business activities, may give rise to additional compliance and other costs that could have a material adverse effect on the Company’s business, financial conditions and operations.

New regulations related to “conflict minerals” may force us to incur additional expenses and may make the Company’s supply chain more complex. In August 2012, the SEC adopted annual disclosure and reporting requirements for those companies who use certain minerals known as “conflict minerals” mined from the Democratic Republic of Congo and adjoining countries in their products. These new requirements will require due diligence efforts in 2013, with initial disclosure requirements beginning in 2014. There will be significant costs associated with complying with these disclosure requirements, including for diligence to determine the sources of conflict minerals used in the Company’s products and other potential changes to products, processes or sources of supply as a consequence of such verification activities.

The Company is involved from time to time in legal proceedings and commercial or contractual disputes, which could have an adverse impact on the Company’s profitability and consolidated financial position.

The Company is involved in legal proceedings and commercial or contractual disputes that, from time to time, are significant. These are typically claims that arise in the normal course of business including, without limitation, commercial or contractual disputes, including disputes with suppliers, intellectual property matters, personal injury claims, environmental issues, tax matters and employment matters. No assurances can be given that such proceedings and claims will not have a material adverse impact on the Company’s profitability and consolidated financial position.

If the Company is unable to protect its intellectual property and prevent its improper use by third parties, the Company’s ability to compete in the market may be harmed.

Various patent, copyright, trade secret and trademark laws afford only limited protection and may not prevent the Company’s competitors from duplicating the Company’s products or gaining access to its proprietary information and technology. These means also may not permit the Company to gain or maintain a competitive advantage.

Any of the Company’s patents, trademarks and other intellectual property rights may be challenged, invalidated, circumvented or rendered unenforceable. The Company cannot guarantee that it will be successful should its intellectual property rights be challenged for any reason. The laws of countries outside the U.S. may also not favor the protection and enforcement of the Company’s intellectual property rights to the same extent as the laws of the U.S. If the Company’s patent claims or other intellectual property rights are rendered invalid or unenforceable, or narrowed in scope, the coverage afforded to the Company’s products could be impaired, which could significantly impede the Company’s ability to market its products, negatively affect its competitive position and materially adversely affect its business and results of operations. The Company also relies on trade secrets and other confidential information, but these may be misappropriated or otherwise disclosed in an unauthorized manner to third parties.

The Company’s pending or future patent applications may not result in an issued patent. Additionally, newly issued patents may not provide meaningful protection against competitors or against competitive technologies. Courts in the United States and in other countries may invalidate the Company’s patents or find them unenforceable. Competitors may also be able to design around the Company’s patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. Any efforts to enforce the Company’s intellectual property rights may be costly, distract management’s attention and resources, and ultimately be unsuccessful. If these developments were to occur, they could have an adverse effect on the Company’s sales. If the Company’s intellectual property rights are not adequately protected, the Company may not be able to commercialize its technologies, products or services and the Company’s competitors could commercialize the Company’s technologies, which could result in a decrease in the Company’s sales and market share and could materially adversely affect the Company’s business, financial condition and results of operations.

The Company’s products could infringe the intellectual property rights of others, which may lead to litigation that could itself be costly, could result in the payment of substantial damages or royalties, and could prevent the Company from using technology that is essential to its products.

The Company cannot guarantee that its products, manufacturing processes or other methods do not infringe the patents or other intellectual property rights of third parties. Infringement and other intellectual property claims and proceedings brought against the Company, its customers, licensees or other parties indemnified by the Company, whether successful or not, could result in substantial costs and harm the Company’s reputation. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of its business. In addition, intellectual property litigation or claims could force the Company to do one or more of the following:

•	cease selling or using any products that incorporate the asserted intellectual property, which would adversely affect the Company’s revenue;

•	pay substantial damages for past use of the asserted intellectual property;

•	obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all; and

•

redesign or rename, in the case of trademark claims, products to avoid infringing the intellectual property rights of third parties, which may not be possible and could be costly and time-consuming if it is possible to do.

In the event of an adverse determination in an intellectual property suit or proceeding, or the Company’s failure to license essential technology, the Company’s sales could be harmed and its costs could increase, which could materially adversely affect the Company’s business, financial condition and results of operations.

The Company may be exposed to certain regulatory and financial risks related to climate change.

Climate change is continuing to receive increasing attention worldwide. Many scientists, legislators and others attribute climate change to increased levels of greenhouse gases, including carbon dioxide, which could lead to additional legislative and regulatory efforts to limit greenhouse gas emissions. The focus on emissions could increase costs associated with the Company’s operations, including costs for raw materials and transportation. Because the scope of future laws in this area is uncertain, the Company cannot predict the potential impact of such laws on its future consolidated financial condition, results of operations or cash flows.

The Company carries significant goodwill on its balance sheet, which is subject to impairment testing and could subject the Company to significant non-cash charges to earnings if impairment occurs.

As of March 31, 2013, the Company had goodwill of $794 million, which represented approximately 12% of its total assets. Goodwill is not amortized, but is tested for impairment annually or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Factors that could indicate that the Company’s goodwill is impaired include, but are not limited to, whether the Company’s fair value, as measured by its market capitalization, has remained below its net book value for a significant period of time, lower than projected operating results and cash flows, and significant industry deterioration in key geographic regions. If impairment is determined to exist, it may result in a significant non-cash charge to earnings.

Risks Related to the Rights Offering

The subscription price determined for the rights offering is not an indication of the fair value of our Common Stock.

Our Board and the special committee determined the subscription price on the basis of the volume-weighted average price of the Common Stock as reported by NASDAQ, obtained from Bloomberg L.P., for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Daylight Time on the date of the public announcement of the rights offering and the four trading days immediately preceding the date of the public announcement of the rights offering.

The per share subscription price of $9.78 is not intended to bear any relationship to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our Common Stock to be offered in the rights offering. After the date of this prospectus supplement, our shares of Common Stock may trade at prices below the subscription price.

The rights offering may cause the price of our Common Stock to decrease.

The announcement of the rights offering and its terms, including the subscription price, together with the number of shares of Common Stock we could issue if the rights offering is completed, may result in an immediate decrease in the trading price of our Common Stock. This decrease may continue after the completion of the rights offering. If that occurs, your purchase of shares of our Common Stock in the rights offering may be at a price greater than the prevailing trading price. Further, if a substantial number of subscription rights are exercised, and the holders of the shares received upon exercise of those subscription rights choose to sell some or all of those shares, the resulting sales could depress the market price of our Common Stock.

If you do not exercise your subscription rights, your percentage ownership in Federal-Mogul will be diluted.

Assuming we sell the full amount of shares of Common Stock issuable in connection with the rights offering, we will issue approximately 51,124,744 shares of our Common Stock. If you choose not to exercise your subscription rights, your relative ownership interest in our Common Stock will be diluted to the extent that other of our stockholders exercise their subscription rights in the rights offering.

If the rights offering is not fully subscribed, IEH may increase its percentage ownership.

We have entered into an Investment Agreement with IEH, which beneficially owns approximately 78% of our Common Stock before giving effect to the rights offering, pursuant to which, and subject to the terms and conditions thereof, IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege. IEH has also indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the over-subscription privilege.

If all stockholders exercise their subscription rights, the percentage of Common Stock owned by each stockholder as of the record date will not change as a result of the rights offering. If IEH exercises both its basic subscription privilege and over-subscription privilege in full, and if no other stockholders elect to exercise any subscription rights, the percentage of the outstanding Common Stock by IEH would increase from approximately 78% to 85%. Even if some but not all other stockholders exercise their subscription rights, if IEH fully exercises its basic and over-subscription privileges, its percentage ownership of the Common Stock will increase. In addition, we have agreed to enter into the Tax Allocation Agreement with AEP, an affiliate of IEH, if and solely to the extent that IEH’s purchase of the shares of Common Stock in the rights offering would cause the Company to become part of an affiliated group of corporations as defined in Section 1504 of the Internal Revenue Code of

1986, as amended, of which AEP is the common parent. See “The Rights Offering – The Investment Agreement – Tax Allocation Agreement.” Except as a result of any increase in its ownership of Common Stock, IEH will not obtain any additional governance or control rights as a result of the rights offering. Your interests as a holder of Common Stock may differ from the interests of IEH.

No market exists for the subscription rights.

The subscription rights are a new issue of securities with no established trading market. The subscription rights will not be listed on any securities exchange or quotation system and will only be transferable during the course of the subscription period. Therefore, the subscription rights will effectively only be able to be transferred in private transactions during the subscription period. A trading market for the subscription rights may not develop and even if a market develops it may not provide meaningful liquidity. The absence of a trading market or liquidity for the subscription rights may adversely affect their value.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

If you desire to purchase shares of Common Stock in the rights offering, you must act promptly to ensure that the subscription agent actually receives all required forms and payments before the expiration of the rights offering at 5:00 p.m., Eastern Daylight Time, on June 27, 2013, unless we extend the rights offering period. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that the subscription agent receives all required forms and payments before the rights offering expires. We are not responsible if your nominee fails to ensure that the subscription agent receives all required forms and payments before the rights offering expires. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to the exercise of your subscription rights the rights offering expires, the subscription agent will reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

You will not be able to sell the shares of Common Stock you buy in the rights offering until you receive your stock certificates or your account is credited with the Common Stock.

If you purchase shares in the rights offering by submitting the required forms and payment, we will mail you a stock certificate or credit your account with Computershare, our transfer agent as soon as practicable after June 27, 2013. If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase shares, your account with your nominee will be credited with the shares of our Common Stock you purchased in the rights offering as soon as practicable after the expiration of the rights offering. Until your stock certificates have been delivered or your account is credited, you may not be able to sell your shares even though the Common Stock issued in the rights offering will be listed for trading on NASDAQ. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We intend to use the proceeds of the rights offering as described in “Use of Proceeds.” Market factors, however, may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

We may cancel the rights offering at any time prior to the expiration of the rights offering, and neither we nor the subscription agent will have any obligation to you except to return your payment.

Our Board, in its sole discretion (subject to the Investment Agreement), may decide not to continue with the rights offering or cancel the rights offering prior to the expiration of the rights offering. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable after the cancellation of the rights offering.

The tax treatment of the rights offering is somewhat uncertain and it may be treated as a taxable event to our stockholders.

The federal income tax consequences of the rights offering will depend on whether the rights offering is part of a “disproportionate distribution.” See “Certain Material U.S. Federal Income Tax Consequences.” We believe and intend to take the position that subscription rights issued pursuant to the rights offering are not part of a “disproportionate distribution” and, therefore, should not be a taxable distribution with respect to your existing shares of Common Stock. The disproportionate distribution rules are complicated, however, and their application is uncertain. Accordingly, it is possible that the IRS could successfully challenge our position.

Risks Related to Investments in Company Common Stock

The price of the Company’s Common Stock is subject to volatility.

Various factors, including some beyond our control, could cause the market price of our Common Stock to fluctuate substantially. These factors include, among other things, general financial market changes, changes in governmental regulation, significant automotive industry announcements or developments, the introduction of new products or technologies by the Company or its competitors, changes in other conditions or trends in the automotive industry, actual or anticipated variations in the Company’s or its competitors’ quarterly or annual financial results, financial results failing to meet expectations of analysts or investors, changes in securities analysts’ estimates of the Company’s future performance or of that of the Company’s competitors and the general health of the automotive industry.

We cannot assure you that the public trading market price of our Common Stock will not decline after you elect to exercise your subscription rights. Moreover, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your Common Stock at a price equal to or greater than the subscription price, and you may lose all or part of your investment in our Common Stock.

Mr. Carl C. Icahn, as a controlling stockholder, exerts significant influence over the Company and is able to approve corporate actions without other stockholder consent.

Mr. Carl C. Icahn indirectly, through IEH, controls approximately 78% of the voting power of the Company’s capital stock and, by virtue of such stock ownership, is able to control or exert substantial influence over the Company, including:

•	the election of directors;

•	business strategy and policies;

•	mergers or other business combinations;

•	acquisition or disposition of assets;

•	future issuances of Common Stock or other securities;

•	incurrence of debt or obtaining other sources of financing; and

•	the payment of dividends on the Company’s Common Stock.

Such influence means that Mr. Icahn will have: (i) the ability to control the outcome of substantially all corporate actions requiring stockholder approval, including amendments to our articles of incorporation and bylaws; (ii) the ability to control or reject corporate combinations or similar transactions that might benefit minority stockholders, to the detriment of such minority stockholders; and (iii) control over transactions between Mr. Icahn and his affiliates and us.

The interests of our controlling stockholder may conflict with the interests of other stockholders.

Mr. Icahn, who indirectly controls IEH, may have interests that are different from, in addition to or not always consistent with the Company’s interests or with the interests of the Company’s other stockholders. To the extent that conflicts of interest may arise between the Company and Mr. Icahn and his affiliates, those conflicts may be resolved in a manner adverse to the Company or its other stockholders. Mr. Icahn’s control of approximately 78% of the voting power of the Company’s Common Stock (which could increase up to approximately 85% in connection with the rights offering under certain circumstances described in this prospectus supplement) allows Mr. Icahn to transact corporate business requiring stockholder approval without soliciting the votes of other stockholders. In addition, the existence of a controlling stockholder may have the effect of making it difficult for, or may discourage or delay, a third party from seeking to acquire a majority of the Company’s outstanding Common Stock, which may adversely affect the market price of our Common Stock.

The Company’s stock price may decline due to sales of shares by IEH.

Sales of substantial amounts of the Company’s Common Stock by our controlling stockholder, which is controlled by Mr. Carl C. Icahn and his affiliates, or the perception that these sales may occur, may adversely affect the price of the Company’s Common Stock and impede its ability to raise capital in the future. IEH is contractually entitled, subject to certain exceptions, to exercise rights under a registration rights agreement to cause the Company to register its shares under the Securities Act of 1933, as amended (the “Securities Act”). By exercising its registration rights and selling a large number of shares, IEH could cause the price of the Company’s Common Stock to decline. No other stockholder has registration rights.

Shares of our Common Stock represent equity interests and are subordinate to existing and future indebtedness.

The Company’s Common Stock represents equity interests in our Company and, as such, ranks junior to, among other things, any indebtedness of our Company now existing or created in the future. As of March 31, 2013, the Company had approximately $2.8 billion of outstanding indebtedness under its existing credit facility. In the event we complete the Refinancing, we anticipate entering into the New Credit Agreement, which is expected to provide for new senior secured credit facilities consisting of an asset-based revolver of approximately $550 million and a term loan facility of approximately $1.75 billion offering, and also offering approximately $750 million in senior notes in the Senior Notes Offering. No assurances can be given that the Refinancing will be completed on the terms described in this prospectus supplement, on commercially reasonable terms or at all. Additionally, we may incur additional indebtedness in the future. These debt obligations, and other obligations incurred in the conduct of our business or otherwise, will rank senior to our Common Stock. In the event of liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our Common Stock. Our substantial indebtedness and the priority of such indebtedness over holders of our Common Stock upon a liquidation could adversely affect the price of our Common Stock. Thus, holders of our Common Stock bear the risk of our future debt reducing the market price of our Common Stock.

Provisions in our certificate of incorporation, our bylaws, and Delaware law could make it more difficult for a third party to acquire us, discourage a takeover, and adversely affect existing stockholders.

Our certificate of incorporation, our bylaws, and the Delaware General Corporation Law contain provisions that may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of our certificate of incorporation and bylaws may be deemed to have anti-

takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders. Delaware law also imposes conditions on certain business combination transactions with “interested stockholders,” however, we have expressly elected not be governed by this provision of Delaware law.

These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the shares of Common Stock offered in the rights offering, after deducting estimated offering expenses, will be approximately $499.5 million. We intend to use the proceeds of the rights offering to repay a portion of our existing indebtedness under our existing credit facility and for general corporate purposes, including but not limited to operational restructuring actions, pension payments, working capital and capital expenditures.

As of March 31, 2013, we had $2.8 billion outstanding under our existing credit facility, consisting of $1.9 billion and $950 million outstanding under tranche B and tranche C term loans, respectively. We had no amounts outstanding under our revolving credit facility as of March 31, 2013. The obligations under our revolving credit facility mature on December 27, 2013. The obligations under our tranche B term loan matures December 27, 2014, and the obligations under our tranche C term loan matures December 27, 2015.

We are pursuing a potential refinancing of our outstanding indebtedness. Under the Refinancing, we expect to (i) enter into the New Credit Agreement, which is anticipated to provide for new senior secured credit facilities consisting of an asset-based revolver of approximately $550 million and a term loan facility of approximately $1.75 billion and (ii) commence the Senior Notes Offering, which is anticipated to be an offering of $750 million aggregate principal amount of senior notes. We expect to use the proceeds from the Refinancing, in part, to repay a portion of our existing indebtedness. However, no assurances can be given that the Refinancing will be completed on the terms described in this prospectus supplement, on commercially reasonable terms or at all. The completion of this rights offering is not conditioned upon the completion of either the New Credit Agreement or the Senior Notes Offering. However, the completion of the New Credit Agreement and the Senior Notes Offering are expected to be conditioned upon the completion of the rights offering. See “Recent Developments.”

Our management and our Board will retain broad discretion in deciding how to allocate the net proceeds of this rights offering and any Refinancing. The precise amounts and timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and the completion of the Refinancing, among other factors.

This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes or any other debt securities. The senior notes will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

Our Common Stock is listed for quotation on NASDAQ under the symbol “FDML.” As of the record date, we had 98,904,500 shares of Common Stock outstanding and approximately 60 registered stockholders, including multiple beneficial holders at depositaries, banks and brokers listed as a single holder of record holding our Common Stock in nominee or “street” name. The last reported sales price of our Common Stock on June 6, 2013, the last full trading day prior to the date of this prospectus supplement, was $9.61 per share.

The table below provides, for the periods indicated, the high and low sales price per share of our Common Stock, as quoted on the NASDAQ, and the cash dividends declared per share.

	Year Ended December 31, 2012			Year Ended December 31, 2011			Year Ended December 31, 2010
	Low	High	Dividend	Low	High	Dividend	Low	High	Dividend
1st Quarter	$14.80	$17.97	$—	$18.91	$26.00	$—	$15.43	$20.33	$—
2nd Quarter	$9.96	$17.20	$—	$19.61	$27.20	$—	$12.96	$21.79	$—
3rd Quarter	$8.67	$11.79	$—	$14.11	$23.99	$—	$11.99	$19.99	$—
4th Quarter	$6.90	$10.18	$—	$13.06	$19.28	$—	$18.07	$22.31	$—

As shown above, we did not pay any dividends on our Common Stock in the last three years. We have restrictions under our existing credit facilities from paying dividends in the future.

DESCRIPTION OF CAPITAL STOCK

For a summary description of our Common Stock, see “Description of Capital Stock” in the accompanying prospectus. As of June 7, 2013, we had 450,100,000 shares of authorized Common Stock, of which 98,904,500 shares were issued and outstanding.

The transfer agent for our Common Stock is Computershare.

CAPITALIZATION

The following table shows our historical consolidated capitalization at March 31, 2013, (i) on an actual basis and (ii) on an adjusted basis after giving effect to the sale of 51,124,744 shares of Common Stock in this rights offering at a subscription price of $9.78 per whole share of Common Stock and the use of net proceeds of approximately $499.5 million from the rights offering. We anticipate that expenses relating to the rights offering will be approximately $500,000. For purpose of this table, we have assumed that this rights offering is fully subscribed. However, it is impossible to predict how many rights will be exercised in this offering and therefore the net proceeds that we will receive.

You should read this table in conjunction with “Summary Historical Financial Data” and with our audited financial statements for the year ended December 31, 2012, our unaudited consolidated financial statements for the quarter ended March 31, 2013, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012 and Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and incorporated by reference in this prospectus supplement.

	As of March 31, 2013
	Actual	As Adjusted
	(Unaudited) (In millions)
Cash and cash equivalents	$269	$769
Short-term debt, including current portion of long-term debt	$107	$107

Long-term debt	$2,731	$2,731
Revolver	—	—
Tranche B term loan	1,837	1,837
Tranche C term loan	938	938
Debt discount	(47)	(47)
Other	3	3

Shareholders’ equity:
Preferred stock	—	—
Common stock	1	2
Additional paid-in capital, including warrants	2,150	2,649
Accumulated deficit	(593)	(593)
Accumulated other comprehensive loss	(870)	(870)
Treasury stock, at cost	(17)	(17)

Total Federal-Mogul shareholders’ equity	671	1,171

Noncontrolling interests	107	107

Total shareholders’ equity	778	1,278

Total capitalization	$3,616	$4,116

THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge, to our stockholders as of June 7, 2013, transferable subscription rights to purchase shares of Common Stock at a price of $9.78 per whole share of Common Stock. Each holder of record of our Common Stock will receive one subscription right for every whole share of our Common Stock owned by that holder (either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on the beneficial owner’s behalf, as the beneficial owner of those shares) as of 5:00 p.m., Eastern Daylight Time, on June 7, 2013, the record date. Each subscription right will entitle the holder to purchase 0.51691 shares of our Common Stock, at a price of $9.78 per whole share of Common Stock. Each subscription right entitles the holder to a basic subscription privilege and an over-subscription privilege. The subscription rights entitle the holders of our Common Stock to purchase an aggregate of approximately 51,124,744 shares of Common Stock for an aggregate purchase price of approximately $500 million. The subscription rights will be evidenced by a form of stockholder subscription rights agreement accompanying this prospectus supplement.

Basic Subscription Privilege. With your basic subscription privilege, you may purchase 0.51691 shares of Common Stock per subscription right, subject to delivery of the required documents and payment of the subscription price of $9.78 per whole share of Common Stock, before the rights offering expires. You may exercise all or a portion of your basic subscription privilege, or you may choose not to exercise any of your subscription rights. If you do not exercise your basic subscription privileges in full, you will not be entitled to purchase any shares of Common Stock under your over-subscription privilege.

We will deliver certificates representing shares or credit your account at your record holder with shares of our Common Stock that you purchased with the basic subscription privileges as soon as practicable after the rights offering has expired and has been completed.

Over-Subscription Privilege. If you purchase all of the shares of Common Stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of any shares of Common Stock that other stockholders do not purchase by exercising their basic subscription privileges. You will be required to indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a broker, dealer, custodian bank or other nominee, how many additional shares of Common Stock you would like to purchase pursuant to your over-subscription privilege.

The over-subscription privilege remains subject to the availability and pro-rata allocation of shares among persons exercising their over-subscription privilege and is limited to the maximum number of shares of Common Stock offering in this rights offering, less the number of shares of Common Stock purchased in the basic subscription privilege. If sufficient shares are available, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of shares of Common Stock available, however, we will allocate the available shares pro-rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of our Common Stock each of those stockholders owned on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro-rata allocation results in any stockholder receiving a greater number of shares than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder over-subscribed, and the remaining shares will be allocated among all other stockholders exercising the over-subscription privilege on the same pro-rata basis described above. The proration process will be repeated until all shares of Common Stock have been allocated.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the rights offering expires. Because we will not know the total number of unsubscribed shares of Common Stock before the rights offering expires, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares that may be available to you (i.e., for the maximum number of shares available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription without reduction).

We can provide no assurances that you will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy any orders for shares pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent sufficient shares are available following the exercise of subscription rights pursuant to the basic subscription privileges.

To the extent the aggregate subscription price of the actual number of unsubscribed shares of Common Stock available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable, following the completion of the rights offering.

To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

Fractional shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share of Common Stock.

We will deliver certificates representing shares or credit the account of your record holder with shares of our Common Stock that you purchased with the over-subscription privilege as soon as practicable after the closing of the rights offering.

Reasons for the Rights Offering

The Company has substantial indebtedness, consisting primarily of approximately $2.8 billion of outstanding indebtedness under its existing credit facility as of March 31, 2013. We have considered various alternatives with respect to the potential refinancing of our existing indebtedness, portions of which mature in 2013, 2014 and 2015. In connection with such evaluation, we have determined that an additional equity investment in the Company is necessary in order to complete the refinancing of our existing indebtedness on commercially reasonable terms, based on, among other things, market conditions and discussions with potential lenders. The Company operates in a cyclical industry that is sensitive to general economic conditions and other factors, including the global credit markets, capital markets and interest rates. Accordingly, we believe that it is critical that we refinance our existing indebtedness on commercially reasonable terms in the near term, thereby obtaining more certainty regarding our long-term debt obligations and financing costs. Additionally, we believe that an additional equity investment in the Company is essential in order for the Company to attain a strong and flexible balance sheet to support its business and operations in the future. We also have considered, among other things, the need to provide more certainty to our stockholders, customers and suppliers with respect to our long-term viability. Furthermore, the rights offering would allow us to raise equity capital in a cost-effective manner that allows all of our stockholders the opportunity to participate in the transaction on a pro-rata basis, and if all stockholders exercise their rights, our stockholders may avoid dilution of their ownership interest in the Company, subject to the treatment of fractional shares.

Accordingly, in May 2013, our Board established a special committee of the Board, or the special committee, consisting entirely of independent, disinterested directors to, among other things, propose, review, evaluate, direct the process and procedures related to, and negotiate the terms and conditions of, a potential rights offering or any alternative financing transaction, determine whether the proposed rights offering or any alternative financing transaction was fair to, and in the best interests of the Company and its stockholders and make a recommendation to the Board regarding what action should be taken with respect to a potential rights offering or any alternative financing transaction. The special committee engaged Rothschild to act as its financial advisor in connection with a review of the rights offering and potential alternative financing transactions.

The special committee reviewed and evaluated the rights offering, considered alternative financing transactions and negotiated with IEH with respect to the rights offering, including the terms and conditions of the Investment Agreement, the Registration Rights Agreement (as defined below) and the Tax Allocation Agreement (as defined below). The Board and the special committee considered various factors in evaluating the rights offering and related transactions, including, without limitation: our current and expected liquidity requirements in light of our expected results of operations, current market conditions and business and capital-raising opportunities; the likely cost of capital from other sources; timing considerations and risks of non-consummation with respect to capital from other sources; the price at which our stockholders might be willing to participate in the rights offering; our need to refinance our existing indebtedness on commercially reasonable terms; the terms available to us in a potential refinancing transaction; the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro-rata basis; the commitment of IEH to exercise all of its subscription rights under the basic subscription privilege and the willingness of IEH to over-subscribe for additional shares in the rights offering; a range of discounts to market value represented by the subscription prices in various prior rights offerings and other stock offerings of public companies. After this process, the Board, following the recommendation of the special committee, approved the rights offering, the terms and conditions of the Investment Agreement, the Registration Rights Agreement and the Tax Allocation Agreement and the transactions contemplated thereby.

The Investment Agreement

We entered into the Investment Agreement with IEH, which beneficially owns 78% of our Common Stock before giving effect to the rights offering pursuant to which we agreed to commence the rights offering on the terms described in this prospectus supplement. The special committee negotiated the terms of the Investment Agreement and made a recommendation to the Board to approve the rights offering, the terms and conditions of the Investment Agreement, the Registration Rights Agreement and the Tax Allocation Agreement and the transactions contemplated by such agreements. The description of the Investment Agreement, the Registration Rights Agreement and the Tax Allocation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement, the form of Registration Rights Agreement and the form of Tax Allocation Agreement, which are attached as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on May 29, 2013, and incorporated by reference herein.

Exercise of Subscription Rights by IEH. IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege.

Minority Stockholder Protection. IEH has agreed that IEH and its affiliates will not until the closing date of the rights offering acquire any additional shares of Common Stock. In addition, for a period of at least one year from the closing date of the rights offering, IEH and its affiliates will not effectuate a merger involving the Company (including any successor in interest to the Company or a holding company of the Company) in which any of the Company’s stock is converted into the right to receive cash or other property, other than stock of a surviving or resulting company at a one-for-one exchange ratio so as to create a holding company structure whereby immediately following the implementation of that structure, the Company and each of its businesses will be held through a public holding company having the same stockholders as the Company had immediately prior to the implementation of such structure (and shall not be permitted to effect any merger pursuant to Sections 253 or 267 of the General Corporation Law of the State of Delaware involving the Company). For the avoidance of doubt, IEH and its affiliates shall have no obligation to engage in any such transaction following such one year period, and the Company shall have no obligation to consent to or approve any such transaction at any time.

Indemnification. IEH and the Company have agreed to indemnify each other for losses arising out of or relating to any inaccuracy in or breach of their respective representations, warranties and covenants contained in the Investment Agreement. In addition, each of IEH and AEP has agreed to indemnify the Company for certain losses arising under the Employee Retirement Income Security Act of 1974, as amended, or any regulation thereunder.

No Fees. No fees are payable to IEH in connection with the rights offering or the transactions contemplated by the Investment Agreement.

Termination. The Investment Agreement may be terminated at any time prior to the occurrence of the closing of the rights offering by mutual agreement of the special committee, acting on behalf of the Company, and IEH. The Investment Agreement may be terminated by either the special committee or IEH if the rights offering is not consummated by August 15, 2013.

Guaranty. Icahn Enterprises Holdings, L.P. has agreed to guaranty the performance of IEH and AEP pursuant to the Investment Agreement and of AEP pursuant to the Tax Allocation Agreement (as defined below).

Registration Rights Agreement. The Company has agreed to provide registration rights to IEH with respect to shares of Common Stock issued to IEH pursuant to the rights offering. Following the rights offering, IEH and the Company will enter into an Amendment and Joinder to Federal-Mogul Corporation Registration Rights Agreement (the “Registration Rights Agreement”), and IEH will become a party to the Company’s existing registration rights agreement, dated December 27, 2013. Under the Registration Rights Agreement, if holders representing more than 20% of the Registrable Securities (as defined therein), including IEH, request that the Company effect a registration of more than 10% of the Registrable Securities, the Company may be required to register such securities, if the Registrable Securities have an anticipated public offering price (before underwriting discounts and commissions) of at least $5,000,000. The Company can only be required to file a total of three registration statements upon the stockholders’ exercise of these demand registration rights. If the Company proposes to file a registration statement under the Securities Act to register its Common Stock, certain holders of Registrable Securities, including IEH, are entitled to notice of such registration and have the right to participate in such registration, subject to limitations that the underwriters may impose on the number of shares to be included in the registration. In addition, if the Company qualifies to file a registration statement on Form S-3, certain holders of Registrable Securities may request the registration of their shares on Form S-3 if the aggregate offering price to the public is at least $5,000,000 (subject to the deduction of certain expenses). Subject to certain exceptions, the Company is required to pay the expenses arising in connection with the registration.

Tax Allocation Agreement. The Company has agreed to enter into a Tax Allocation Agreement (the “Tax Allocation Agreement”) with AEP, an affiliate of IEH, if and solely to the extent that IEH’s purchase of the shares of Common Stock in the rights offering would cause the Company to become part of an affiliated group of corporations as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, of which AEP is the common parent. Pursuant to the Tax Allocation Agreement, AEP and the Company have agreed to the allocation of certain income tax items. The Company will join AEP in the filing of AEP’s federal consolidated return and certain state consolidated returns. In those jurisdictions where the Company is filing consolidated returns with AEP, the Company will pay to AEP any tax it would have owed had it continued to file separately. To the extent that the AEP consolidated group is able to reduce its tax liability as a result of including the Company in its consolidated group, AEP will pay the Company 20% of such reduction and the Company will carry forward for its own use under the Tax Allocation Agreement, 80% of the items that caused the tax reduction (the “Excess Tax Benefits”). Thus, 80% of such tax benefit items will be available to reduce the Company’s future tax liability to AEP. Moreover, if the Company should ever become deconsolidated from AEP, AEP will reimburse the Company for any tax liability in post-consolidation years it would have avoided had it actually had the Excess Tax Benefits for its own use. The cumulative payments to the Company by AEP post-consolidation cannot exceed the cumulative reductions in tax to the AEP group resulting from its use of the Excess Tax Benefits.

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of the existing stockholders who do not exercise their basic subscription privileges will be diluted.

On May 28, 2013, IEH beneficially owned approximately 78% of our outstanding Common Stock. As a stockholder of the Company as of the record date, IEH will have the right to subscribe for and purchase shares of our Common Stock under the basic subscription privilege and the over-subscription privilege. Under the Investment Agreement between IEH and the Company, IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege. IEH has also indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the over-subscription privilege. If all of our stockholders, including IEH, exercise the basic subscription privileges issued to them under this prospectus and the rights offering is therefore fully subscribed, IEH’s beneficial ownership percentage will not change. If IEH is the only holder of rights who subscribes in the rights offering, the Company will issue an aggregate of 51,124,744 shares of Common Stock to IEH. Under such circumstances, IEH’s ownership percentage of our outstanding Common Stock would increase to approximately 85% after giving effect to this rights offering. Except as a result of any increase in its ownership of Common Stock, IEH will not obtain any additional governance or control rights as a result of the rights offering.

Determination of Subscription Price

The material terms of the rights offering, including the subscription price were determined by our Board, following the recommendation of the special committee. The Board and special committee determined the subscription price on the basis of the volume-weighted average price of the Common Stock as reported by NASDAQ, obtained from Bloomberg L.P., for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Daylight Time on the date of the public announcement of the rights offering and the four trading days immediately preceding the date of the public announcement of the rights offering.

The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the subscription price as an indication of the value of the Company or our Common Stock or of our Common Stock to be offered in the rights offering. You should not assume or expect that, after the rights offering, our Common Stock will trade at or above the subscription price. We also cannot assure you that the market price of our Common Stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell Common Stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our Common Stock before exercising your subscription rights.

Shares of Our Common Stock Outstanding After the Rights Offering

As of the record date, 98,904,500 shares of our Common Stock were issued and outstanding. Assuming that the rights offering is fully subscribed, we expect to issue an additional 51,124,744 shares of our Common Stock after the closing of the rights offering, for a total of 150,029,244 shares of Common Stock issued and outstanding. This assumes that, during the rights offering, we issue no other shares of our Common Stock and that no options for our Common Stock are exercised.

As a result of the rights offering, the ownership interests and voting interests of any existing stockholders that do not fully exercise their basic subscription privilege will be diluted. The exact number of shares of Common Stock that we will issue in this rights offering will depend on the number of units that are subscribed for in the rights offering by our stockholders.

Interests of Certain Stockholders, Directors and Officers

On the record date for the rights offering, Mr. Carl C. Icahn indirectly, through IEH, controls approximately 78% of our outstanding Common Stock. As a result, Mr. Icahn has the indirect ability to nominate and elect all of the directors on the Company’s Board. Currently, six of the Company’s 11 directors (Messrs. Icahn, Cho, Gary, Intrieri, Merksamer and Ninivaggi) are employed by or otherwise affiliated with Mr. Icahn or entities controlled by Mr. Icahn.

Further, by virtue of Mr. Icahn’s stock ownership, he is able to control or otherwise exert substantial influence over the Company, including the business strategy and policies, mergers or other business combinations, acquisition or disposition of assets, future issuances of Common Stock, debt or other securities, the incurrence of debt or obtaining other sources of financing, and other matters relating to our business and operations. Under the Company’s certificate of incorporation and bylaws the Delaware General Corporation Law, certain actions cannot be taken without the approval of holders of a majority of the Company’s voting stock including, without limitation, certain mergers and other business combinations, the sale of substantially all of the Company’s assets, and amendments to its certificate of incorporation and bylaws. Accordingly, so long as Mr. Icahn continues to control a majority of the Company’s outstanding capital stock, he will continue to have these governance rights and the ability to control the Company.

Mr. Icahn’s interests may not always be consistent with the Company’s interests or with the interests of the Company’s other stockholders. To the extent that conflicts of interest may arise between the Company and Mr. Icahn and his affiliates, those conflicts may be resolved in a manner adverse to the Company or its other stockholders.

As a stockholder of the Company as of the record date, IEH will have the right to subscribe for and purchase shares of our Common Stock under the basic subscription privilege. Further, we have entered into an Investment Agreement with IEH, which beneficially owns approximately 78% of our Common Stock before giving effect to the rights offering, pursuant to which, and subject to the terms and conditions thereof, IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege. IEH has also indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the over-subscription privilege. See “– Effect of Rights Offering on Existing Stockholders” for a discussion of the potential effects of IEH’s exercise of its subscription rights.

In addition, pursuant to the Investment Agreement, we will provide registration rights to IEH with respect to shares of Common Stock issued to IEH in the rights offering. We also have agreed to enter into a tax allocation agreement with AEP, an affiliate of IEH, if and solely to the extent that IEH’s purchase of shares of Common Stock in the rights offering would cause the Company to become part of an affiliated group of corporations as defined in Section 1504 of the Code, of which AEP is the common parent. See “– The Investment Agreement” for additional information.

No Recommendation to Rights Holders

Our Board makes no recommendation regarding your exercise of the subscription rights. You should consult with your legal, tax and financial advisors prior to making your independent investment decision about whether or not to exercise your subscription rights.

Mr. Carl C. Icahn, our Chairman of the Board, indirectly, through IEH, controls approximately 78% of our outstanding shares of Common Stock as of the record date. In addition, 6 of our 11 directors were appointed by IEH. Although IEH has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege and indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness (subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privileges), you should not view the intentions of IEH as a recommendation by our Board or any of our directors, including the directors affiliated with Mr. Icahn or his affiliates, regarding whether the exercise of the subscription rights is or is not in your best interests. No other stockholders have indicated to us at this time that they will or will not exercise their subscription rights.

Stockholders who exercise subscription rights risk investment loss on new money invested. The market price for our Common Stock may decline to a price that is less than the subscription price and, if you purchase shares of Common Stock at the subscription price, you may not be able to sell the shares in the future at the same price or a higher price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our Common Stock.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified, even if the rights offering is extended by our Board. You may exercise your subscription rights as follows:

Subscription by Registered Holders. You may exercise your subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “– Subscription Agent,” prior to the expiration of the rights offering described below.

Subscription by DTC Participants. We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker, dealer, custodian bank or other nominee instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our Common Stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your full subscription payment.

Subscription by Beneficial Owners. If you are a beneficial owner of shares of our Common Stock that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you hold our Common Stock certificates and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, dealer, custodian bank or other nominee or institution to exercise your subscription rights and deliver all subscription documents and payment on your behalf prior to the expiration of the rights offering described below. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, dealer, custodian bank, nominee or institution, as the case may be, all of the required subscription documents and your full subscription payment prior to this expiration time.

Payment Method

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of Common Stock that you wish to acquire in the rights offering. Your payment must be delivered in one of the following ways:

•	certified check payable to the subscription agent drawn upon a U.S. bank; or

•	postal, telegraphic or express money order payable to the subscription agent.

Payment received after the expiration of the rights offering will not be honored, and the subscription agent will return your payment to you, without interest, as soon as practicable. The subscription agent will be deemed to receive payment upon:

•	receipt by the subscription agent of any certified check drawn upon a U.S. bank; or

•	receipt by the subscription agent of any postal, telegraphic or express money order.

If you send a certified check drawn upon a U.S. bank, a postal, telegraphic or express money order to the subscription agent’s account, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instruments. You or your nominee, as applicable, bear the risk of delivery of all subscription documents and payments and neither we nor the subscription agent have any responsibility for such deliveries.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Unless a rights certificate provides that the shares of our Common Stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, subject to any standards and procedures adopted by the subscription agent.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	you provide on the rights certificate that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

You can obtain a signature guarantee from a financial institution – such as a commercial bank, savings, bank, credit union or broker dealer – that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:

•	Securities Transfer Agents Medallion Program (STAMP), whose participants include more than 7,000 U.S. and Canadian financial institutions.

•	Stock Exchanges Medallion Program (SEMP), whose participants include the regional stock exchange member firms and clearing and trust companies.

•	New York Stock Exchange Medallion Signature Program (MSP) whose participants include NYSE member firms.

If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion Guarantee would be a bank, savings and loan association, brokerage firm or credit union with whom you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee the signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.

Missing or Incomplete Subscription Information

If you hold your shares of Common Stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Daylight Time June 27, 2013 expiration date that we have established for the rights offering. If you send a payment that is insufficient to purchase the number of shares of Common Stock you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following the expiration of the rights offering.

Expiration Date

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Daylight Time, June 27, 2013, which is the expiration of the rights offering, unless we extend the rights offering period. If you do not exercise your subscription rights before that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the subscription agent receives your rights certificate or your subscription payment after that time. You or your nominee, as applicable, bear the risk of delivery of all subscription documents and payments and neither we nor the subscription agent have any responsibility for such deliveries.

If you hold your shares of Common Stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before the 5:00 p.m., Eastern Daylight Time June 27, 2013, expiration date that we have established for the rights offering.

Subscription Agent and Information Agent

The subscription agent for this offering is Computershare and the information agent is D.F. King. The address to which subscription documents, rights certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent. Do not send or deliver these materials to Federal-Mogul.

By mail:

Computershare Trust Company, N.A.

Attention: Voluntary Corporate Actions

PO Box 43011

Providence, RI 02940-3011

By hand or overnight courier:

Computershare Trust Company, N.A.

Attention: Voluntary Corporate Actions

250 Royall Street, Suite V

Canton, MA 02021

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus supplement, we may not honor the exercise of your subscription rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of Common Stock or for additional copies of this prospectus supplement to D.F. King, the Information Agent, by calling 1-800-901-0068 toll-free or, if you are a bank or broker, 212-269-5550.

Fees and Expenses

We are not charging any fee or sales commission to issue rights to you or to issue shares to you if you exercise your rights. If you exercise your rights through the record holder of your shares, you are responsible for paying any commissions, fees, taxes or other expenses your record holder may charge you. We will pay all reasonable fees charged by Computershare as the subscription agent and D.F. King as the information agent.

No Fractional Shares

All shares of Common Stock will be sold at a subscription price of $9.78 per whole share of Common Stock. Fractional shares or cash in lieu of fractional shares will not be issued in the rights offering. Fractional shares resulting from the exercise of the basic subscription privileges and the over-subscription privileges will be eliminated by rounding down to the nearest whole share of Common Stock. As an example, if you owned 1,000 shares of Common Stock as of the record date, you would receive 1,000 subscription rights. To calculate the number of shares you would have the right to purchase pursuant to your subscription rights, you would multiply (a) the 0.51691 shares per subscription right by (b) your 1,000 shares, to get a product of 516.91 shares. Because fractional shares of Common Stock will not be issued in this rights offering, you would be entitled to purchase 516 shares of Common Stock in this rights offering.

Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our Common Stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners of our Common Stock. If a registered holder of our Common Stock so instructs, you should complete the rights certificate and submit it to the subscription agent with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Common Stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our Common Stock or will receive your subscription rights through a broker, dealer, custodian bank or other nominee, we will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank or other nominee act for you. If you hold certificates of our Common Stock directly and would prefer to have your broker, dealer, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, dealer, custodian bank or other nominee the form entitled “Beneficial Owners Election Form” (or such other appropriate documents as are provided by your nominee related to your subscription rights). You should receive this form from your broker, dealer, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, dealer, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, dealer, custodian bank or nominee or if you receive it without sufficient time to respond. You and your nominee bear the risk of delivery of all documents and payments, and neither we nor the subscription agent have any responsibility for such deliveries.

Transferability of Subscription Rights

Subject to applicable laws, the rights may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the rights and a trading market for the rights may not develop.

No Listing of Subscription Rights

The shares of Common Stock to be issued upon exercise of the subscription rights, like our existing shares of Common Stock, will be listed for trading on NASDAQ under the symbol “FDML.” We do not intend to list the subscription rights on NASDAQ, any other national securities exchange or any other nationally recognized trading system.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless we waive them in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or cancel the rights offering, only when the subscription agent receives a properly completed and duly executed rights certificate and any other required documents and the full subscription payment. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and cancelled. If the rights offering is terminated for any reason, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payment through the record holder of your shares.

Stockholder Rights

You will have no rights as a holder of the shares of our Common Stock you purchase in the rights offering until certificates representing the shares of our Common Stock are issued to you, or your account at your nominee is credited with the shares of our Common Stock purchased in the rights offering.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares at the subscription price.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain material U.S. federal income tax consequences of the receipt, exercise (or expiration) and sale of the subscription rights acquired through the rights offering and owning and disposing of the shares of Common Stock received upon exercise of the subscription rights. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurances can be given that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for the general information of U.S. holders (as defined below) only and does not purport to be a complete analysis of all potential tax effects of the receipt, exercise (or expiration) or sale of the subscription rights or the owning or disposing of our Common Stock. For example, it does not consider the effect of any applicable state, local, foreign, estate or gift tax laws, tax treaty or of any non-income tax laws. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its particular circumstances or to holders that may be subject to special tax rules, including, but not limited to, holders other than U.S. holders (as defined below), partnerships or other pass-through entities or partners or other owners of such entities, banks or other financial institutions, entities that are generally exempt from tax under the Code, employee stock ownership plans, certain former citizens or residents of the United States, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, brokers, traders, including traders in securities that have elected to use the mark-to-market method of accounting, members of an “affiliated group” (within the meaning of the Code) that includes the Company, persons holding subscription rights or shares of Common Stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale” or “conversion transaction,” (all as such terms are defined under the Code) persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code.

This summary applies only to a holder that: (i) is a U.S. holder (as defined below), (ii) receives subscription rights in the rights offering, and (iii) holds subscription rights and shares of Common Stock issued to such holder upon exercise of the subscription rights as “capital assets” for U.S. federal income tax purposes. This discussion does not address U.S. holders who beneficially hold our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code. This summary does not apply to a holder that is not a U.S. holder (as defined below).

The discussion that follows neither binds the IRS nor precludes it from adopting a position contrary to that expressed in this prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position were litigated. We have not sought, nor will we seek, a ruling from the IRS regarding the federal income tax consequences of the rights offering or the related share issuances. The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws or tax treaties.

A “U.S. holder” is a beneficial owner of subscription rights (or Common Stock received upon exercise of the subscription rights) that is also one of the following:

•	An individual who is a citizen or resident of the U.S. for U.S. federal income tax purposes;

•	A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

A trust (a) if a court within the U.S. can exercise primary supervision over its administration and one or more “United States persons” (within the meaning of the Code) are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person,” within the meaning of the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the Common Stock received upon exercise of the subscription rights the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of our Common Stock.

ACCORDINGLY, EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF THE RECEIPT AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Taxation of Subscription Rights

Receipt of Subscription Rights

The federal income tax consequences of the rights offering will depend on whether the rights offering is considered part of a “disproportionate distribution” within the meaning of the Code. A “disproportionate distribution” is a distribution (or a series of distributions), including deemed distributions, from a corporation that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in the corporation’s assets or earnings and profits. For purposes of the above, “stockholder” includes holders of a right to acquire stock (such as warrants or options) and holders of convertible securities. During the past 36 months, our Common Stock has been our sole outstanding class of stock, we have not made any distributions of cash or other property on such stock, we have not had any convertible debt or convertible securities outstanding and, other than isolated redemptions pursuant to a tender offer by the Company, neither we nor any of our subsidiaries have redeemed or purchased any of our Common Stock. We also do not have any present intention to issue another class of stock or any convertible debt or convertible securities, to make any distributions (other than the current rights offering) with respect to our Common Stock or to redeem (or to have any subsidiary purchase) our Common Stock in the future. We believe and intend to take the position, and the following discussion assumes (unless explicitly stated otherwise), that subscription rights issued pursuant to the rights offering are not part of a “disproportionate distribution,” within the meaning of the Code and therefore, you should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription rights in the rights offering. The disproportionate distribution rules are complicated, however, and their application is uncertain. Accordingly, it is possible that the IRS could challenge our position. For a summary of the U.S. federal income tax consequences to a U.S. holder if the rights offering is treated as part of a “disproportionate distribution,” within the meaning of the Code, see below, “Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution.”

FURTHERMORE, EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES IF THE RIGHTS OFFERING WERE TAXABLE AS A “DISPROPORTIONATE DISTRIBUTION,” WITHIN THE MEANING OF THE CODE.

Tax Basis in the Subscription Rights

If the aggregate fair market value of the subscription rights a U.S. holder receives is less than 15% of the aggregate fair market value of the U.S. holder’s existing shares of Common Stock on the date the U.S. holder receives the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate such holder’s basis in its existing shares of Common Stock between the U.S. holder’s existing shares of Common Stock and the subscription rights in proportion to the relative fair market values of the existing shares of Common Stock and the subscription rights determined on the date of receipt of the subscription rights. If a U.S. holder elects to allocate basis between such holder’s existing shares of Common Stock and the subscription rights, a U.S. holder must make this election on a statement included with the U.S. holder’s tax return for the taxable year in which the U.S. holder receives the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights a U.S. holder receives is 15% or more of the fair market value of its existing shares of Common Stock on the date a U.S. holder receives the subscription rights, then such holder must allocate its basis in the U.S. holder’s existing shares of Common Stock between a U.S. holder’s existing shares of Common Stock and the subscription rights such holder receives in proportion to their fair market values determined on the date the U.S. holder receives the subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. Therefore, U.S. holders should consult with their own tax advisors to determine the proper allocation of basis between the subscription rights and the Common Stock with respect to which the subscription rights are received.

A U.S. holder’s holding period in the subscription rights will include the U.S. holder’s holding period in the shares of Common Stock with respect to which the subscription rights were distributed.

Exercise of Subscription Rights

A U.S. holder will not recognize gain or loss on the exercise of a subscription right received in the rights offering and the tax basis of Common Stock acquired through the exercise of the subscription rights will equal the sum of the subscription price for the shares and a U.S. holder’s adjusted tax basis in the subscription right, if any. The holding period of a share of Common Stock acquired when a U.S. holder exercises its subscription rights will begin on the date of exercise.

Expiration of Subscription Rights

If a U.S. holder allows subscription rights received in the rights offering to expire, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon expiration of the subscription rights. If a U.S. holder has tax basis in the subscription rights and such holder allows the subscription rights to expire, the tax basis of Common Stock owned by the U.S. holder with respect to which such subscription rights were distributed should be re-allocated to the tax basis of such Common Stock.

Sale or Other Disposition of Subscription Rights

If a U.S. holder sells or otherwise disposes of a U.S. holder’s subscription rights prior to the expiration date, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property a U.S. holder receives and such U.S. holder’s tax basis, if any, in the subscription rights sold or otherwise disposed of. Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights exceeds one year at the time of disposition. Please see above, “Tax Basis in the Subscription Rights,” for a discussion regarding the determination of a U.S. holder’s holding period in their subscription rights. Long-term capital gain of a non-corporate U.S. holder is generally taxed at reduced rates. The deductibility of capital losses is subject to limitations under the Code.

Taxation of Shares of Common Stock

Distributions

Distributions with respect to shares of Common Stock acquired upon exercise of subscription rights will generally be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. holder’s adjusted tax basis in such shares of Common Stock and thereafter, as gain from the sale of our Common Stock. A corporate holder of our Common Stock who receives a dividend may be entitled to a dividends-received deduction.

Dispositions

If a U.S. holder sells or otherwise disposes of the shares of Common Stock acquired upon exercise of the subscription rights, such holder will generally recognize capital gain or loss equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Common Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period for the shares of Common Stock is more than one year. Long-term capital gain of a non-corporate U.S. holder is generally taxed at reduced rates. The deductibility of capital losses is subject to limitations under the Code.

Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution

If the rights offering is part of a “disproportionate distribution,” within the meaning of the Code, the distribution of subscription rights will be taxable to a U.S. holder as a dividend to the extent that the fair market value of the subscription rights a U.S. holder receives is allocable to our current or accumulated earnings and profits, if any. Dividends received by corporate U.S. holders of Common Stock are taxable at ordinary corporate tax rates (currently taxed at a rate of 35%) subject to any applicable dividends-received deduction. Subject to the discussion of the “unearned income Medicare contribution tax” set forth below (See below, “Net Investment Income Tax”), dividends received by noncorporate U.S. holders of Common Stock are taxed at capital gain tax rates, provided that the U.S. holder meets the applicable holding period and certain other requirements. Any distributions in excess of our current and accumulated earnings and profits, if any, will be treated as a tax-free return of basis, and any further distributions in excess of a U.S. holder’s tax basis in Common Stock will be treated as gain from the sale or exchange of Common Stock. Regardless of whether the distribution of subscription rights is treated as a dividend, as a tax-free return of basis, or as gain from the sale or exchange of our Common Stock, a U.S. holder’s tax basis in the subscription rights the U.S. holder receives will be their fair market value.

If the receipt of subscription rights is taxable to a U.S. holder as described in the previous paragraph and the U.S. holder allows subscription rights received in the rights offering to expire, a U.S. holder should recognize a capital loss equal to such holder’s tax basis in the expired subscription rights. A U.S. holder’s ability to use any capital loss is subject to certain limitations under the Code. A U.S. holder will not recognize any gain or loss upon the exercise of the subscription rights, and the tax basis of the shares of our Common Stock acquired through exercise of the subscription rights will equal the sum of the subscription price for our Common Stock and the U.S. holder’s tax basis in the subscription rights. The holding period for the shares of our Common Stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Net Investment Income Tax

Under recently enacted legislation, certain U.S. holders that are individuals, estates or trusts are subject to an additional 3.8% unearned income Medicare contribution tax on, among other things, gross dividend income on and net gains from the sale or other disposition of, stock (less certain deductions), in excess of certain thresholds, for taxable years beginning after December 31, 2012. For non-corporate U.S. holders, this tax applies to the lesser of (i) “net investment income” (as defined in the Code) and (ii) the excess of “modified adjusted gross income” (as defined in the Code) over $200,000 (or $250,000 if married and filing jointly or $125,000 if married and filing separately). U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Common Stock.

Information Reporting and Backup Withholding

Dividends in respect of our Common Stock and payments made to U.S. holders of proceeds from the sale of subscription rights or from the shares of Common Stock acquired upon exercise of the subscription rights may be subject to information reporting and/or backup withholding. Backup withholding may apply under certain circumstances if a U.S. holder (1) fails to furnish his or her social security or its taxpayer identification number

(“TIN”), (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly, or (4) fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that such holder is not subject to backup withholding and that such holder is a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle a U.S. holder to a refund with respect to) such holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. holders should consult their own tax advisor as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX AND TAX TREATY CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCES APPLICABLE TO THE HOLDER’S PARTICULAR TAX SITUATION.

PLAN OF DISTRIBUTION

We are distributing the subscription rights and rights certificates to individuals who owned shares of our Common Stock as of June 7, 2013, 5:00 p.m. Eastern Daylight Time. If you wish to exercise your subscription rights and purchase shares of our Common Stock, you should complete the rights certificate and return it with payment for the shares to the subscription agent, Computershare, at the address set forth under “The Rights Offering – Method of Exercising Subscription Rights.” If you have any questions, you should contact the information agent, D.F. King, by calling 1-800-901-0068 toll-free or, if you are a bank or broker, 212-269-5550.

Other than as described in this prospectus supplement, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying Common Stock.

EXPERTS

The financial statements and schedule as of and for the year ended December 31, 2012, and management’s assessment of the effectiveness over financial reporting as of December 31, 2012 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The financial statements for the fiscal years ended December 31, 2011 and December 31, 2010, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2013;

•	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on March 14, 2013, April 26, 2013, May 24, 2013, May 29, 2013, May 30, 2013 and June 4, 2013; and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on December 18, 2007.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and before all of the securities offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and supersede information previously filed with the SEC.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of form 8-K. Information contained on our website, http://www.federalmogul.com, is not a prospectus supplement and does not constitute part of this prospectus supplement.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, Michigan 48033, phone number (248) 354-7700.

PROSPECTUS

$750,000,000

FEDERAL-MOGUL CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell, at any time and from time to time, in one or more offerings, up to a total dollar amount of $750,000,000 of any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	subscription rights;

•	stock purchase contracts; and

•	stock purchase units.

Selling stockholders described in the prospectus may offer and sell, at any time and from time to time, in one or more offerings, up to 76,697,804 shares of our common stock, par value $0.01 per share (the “Common Stock”).

When we use the term “securities” in this prospectus, we mean any of the securities we or the selling stockholders may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution.”

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “FDML.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 3 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $750,000,000 or the equivalent of this amount in foreign currencies or foreign currency units. In addition, the selling stockholders described in this prospectus may offer and sell, at any time and from time to time, in one or more offerings, up to a total of 76,697,804 shares of Common Stock.

This prospectus provides you with only a general description of the securities we and the selling stockholders may offer. It is not meant to be a complete description of any security. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we or the selling stockholders may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Federal-Mogul,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Federal-Mogul Corporation and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

ABOUT FEDERAL-MOGUL CORPORATION

We are a leading global supplier of technology and innovation in vehicle and industrial products for fuel economy, emissions reduction and safety systems. We serve the world’s foremost original equipment manufacturers (“OEM”) and servicers (“OES”) (collectively “OE”) of automotive, light, medium and heavy-duty commercial vehicles, off-road, agricultural, marine, rail, aerospace, power generation and industrial equipment, as well as the worldwide aftermarket. We seek to participate in both of these markets by leveraging our original equipment product engineering and development capability, manufacturing know-how, and expertise in managing a broad and deep range of replacement parts to service the aftermarket. We believe that we are uniquely positioned to effectively manage the life cycle of a broad range of products to a diverse customer base. We are a leading technology supplier and a market share leader in several product categories. As of December 31, 2012, we had current OEM products included on more than 300 global vehicle platforms and more than 700 global powertrains used in light, medium and heavy-duty vehicles. We offer premium brands, OE replacement and entry/mid level products for all aftermarket customers. Therefore, we can be first to the aftermarket with new products, service expertise and customer support. This broad range of vehicle and powertrain applications reinforces our belief in our unique market position.

We operate with two end-customer focused business segments. The Powertrain segment focuses on original equipment products for automotive, heavy duty and industrial applications. The Vehicle Components Solutions segment sells and distributes a broad portfolio of products in the global aftermarket, while also serving original equipment manufacturers with products including braking, chassis, wipers and other vehicle components.

Our principal executive offices are located at 26555 Northwestern Highway, Southfield, Michigan 48033, and our telephone number at this address is (248) 354-7700.

RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 22 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements.” These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•

Variations in current and anticipated future production volumes, financial condition, or operational circumstances of our significant customers, particularly the world’s original equipment manufacturers of commercial and passenger vehicles.

•	Our ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business.

•	Our ability to obtain cash adequate to fund our needs, including availability of borrowings under our various credit facilities.

•	Fluctuations in the price and availability of raw materials and other supplies used in the manufacturing and distribution of our products.

•	Material shortages, transportation system delays, or other difficulties in markets where we purchase supplies for the manufacturing of our products.

•

Significant work stoppages, disputes, or any other difficulties in labor markets where we obtain materials necessary for the manufacturing of our products or where our products are manufactured, distributed or sold.

•	Our ability to increase our development of fuel cell, hybrid-electric or other alternative energy technologies.

•

Changes in actuarial assumptions, interest costs and discount rates, and fluctuations in the global securities markets which directly impact the valuation of assets and liabilities associated with our pension and other postemployment benefit plans.

•

Various worldwide economic, political and social factors, changes in economic conditions, currency fluctuations and devaluations, credit risks in emerging markets, or political instability in foreign countries where we have significant manufacturing operations, customers or suppliers.

•

Legal actions and claims of undetermined merit and amount involving, among other things, product liability, patent infringement, warranty, recalls of products manufactured or sold by us, and environmental and safety issues involving our products or facilities.

•	Legislative activities of governments, agencies, and similar organizations, both in the United States and in other countries that may affect our operations.

•	Physical damage to, or loss of, significant manufacturing or distribution property, plant and equipment due to fire, weather or other factors beyond our control.

•	Possible terrorist attacks or acts of aggression or war, that could exacerbate other risks such as slowed vehicle production or the availability of supplies for the manufacturing of our products.

•	Our ability to effectively transition its information system infrastructure and functions to newer generation systems.

•	Other risks, described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our other reports filed from time to time with the SEC.

Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:

•	the repayment or refinancing of debt;

•	capital expenditures;

•	the financing of possible acquisitions or business expansion; or

•	restructuring costs and expenses.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

We will not receive any proceeds from any sale of our Common Stock by the selling stockholders.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Fiscal Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	(1)	(1)	2.1	(1)	(1)

(1)

For the years ended December 31, 2012, 2011, 2009 and 2008, the ratio was less than 1:1. Additional earnings of $149 million, $93 million, $93 million and $441 million, respectively, would have been needed to achieve coverage of 1:1 for the respective years.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain stockholders of Federal-Mogul, to whom we refer to as the “selling stockholders” in this prospectus, of up to 76,697,804 shares of Common Stock. The selling stockholders are parties to our Registration Rights Agreement, dated as of December 27, 2007 (the “Registration Rights Agreement”). See “Description of Capital Stock—Common Stock” for additional information regarding the registration rights of the selling stockholders.

Our Common Stock that is beneficially owned by the selling stockholders was acquired for investment purposes and not with a view to the distribution of the Common Stock. At the time of the acquisition, such selling stockholders did not have any agreements or understandings, directly or indirectly, with any person to distribute such Common Stock. To the extent that we become aware that a selling shareholder acquired our Common Stock with a view to distribution or did have such an agreement or understanding, we will file a post-effective amendment to this registration statement to designate such selling shareholder an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Information about the potential selling stockholders who offer securities under the registration statement of which this prospectus is a part will be set forth in the prospectus supplements, post-effective amendments and/or filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and of certain provisions of Delaware law are subject to and qualified in their entirety by reference to our Second Amended and Restated Certificate of Incorporation (the “Certificate”) and our Second Amended and Restated By-laws (the “By-laws”). Copies of the Certificate and the By-laws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part. As used in this “Description of Capital Stock” the terms “we,” “our” and “us” refer only to Federal-Mogul Corporation and not, unless otherwise indicated, to any of our subsidiaries.

General

As of the date hereof, the total number of shares of capital stock that Federal-Mogul has authority to issue is 541,100,000, consisting of 450,100,000 shares of Common Stock, $0.01 par value, and 90,000,000 shares of preferred stock, $0.01 par value (“Preferred Stock”). As of March 31, 2013, there were 98,904,500 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. All of our outstanding shares of Common Stock are fully paid and non-assessable.

Common Stock

Voting Rights. The holders of our Common Stock vote as a single class on all matters submitted to a vote of the stockholders to which the holders of Common Stock are entitled to vote. Except as may be provided in the Certificate, or as may be required by applicable law, the holders of our Common Stock have the exclusive right to vote for the election of directors and for all other purposes.

Dividend Rights. Each share of our Common Stock has the right to participate ratably in dividends and other distributions (including distributions upon liquidation, dissolution or other winding up of the Company), payable in cash, stock or otherwise, subject to any preferential right, of any then outstanding shares of Preferred Stock.

Liquidation Preference. Upon any dissolution or liquidation of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis based on the number of shares held, all assets of the Company available for distribution to stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

Registration Rights. The registration rights granted to certain holders of our Common Stock are described under “—Registration Rights Agreement.”

Other Rights. Holders of our Common Stock do not have pre-emptive, conversion, subscription, redemption or similar rights.

Blank Check Preferred Stock

Our board of directors (the “Board”) is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 90,000,000 shares of Preferred Stock in one or more series and to fix or alter the designation, powers, preferences and rights and any qualifications, limitations or restrictions of the shares of each series, including the following:

•	the number of shares constituting any series,

•	voting rights,

•	dividend rights,

•	dividend rates,

•	rights and terms of redemption (including retirement or sinking fund provisions),

•	liquidation preferences,

•	conversion rights,

•

limitations on the payment of dividends or the making of other distributions on, and on the purchase, redemption or other acquisition by the Company of, the Common Stock or any other class stock of the Company ranking junior to the shares of such series,

•

restrictions on the creation of indebtedness of the Company or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or liquidation rights, and

•	any other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

We may issue our Preferred Stock in ways that may affect the voting and other rights of the holders of our Common Stock. The issuance of our Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of our Common Stock, including the loss of voting control to others.

Corporate Governance

Size of Board; Election of Directors. The number of directors shall be a number not less than three and shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors. The directors shall be elected at the annual meeting of stockholders in accordance with the provisions of the By-laws, except as provided in the By-laws, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

The Company’s Board is not classified and the Company shall not adopt or approve the classification of directors of the Corporation for staggered terms pursuant to Section 141(d) of the Delaware General Corporation Law (the “DGCL”), other than by an amendment to the Certificate adopted by the stockholders.

Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, all or any number of the directors may be removed, with or without cause, by the affirmative vote of the holders of the majority of the Common Stock then outstanding.

Special Meetings of Stockholders. Special meetings of our stockholders may be called at any time by the chairman of our Board or by our president or at the request in writing of (i) a majority of our Board or (ii) the holders of at least 10% of the outstanding shares of Common Stock.

Written Consent of Stockholders. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

Amendment of By-laws. The By-laws may be amended by (i) the Board or (ii) the stockholders, upon the affirmative vote of the holders of the majority of the shares entitled to vote thereon.

Anti-Takeover Provisions. The Certificate and By-laws contain, a number of provisions that may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of the Certificate and By-laws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders. Section 203 of the DGCL prohibits transactions with certain interested stockholders; however, the Company has expressly elected not to be governed by Section 203 of the DGCL.

The Certificate and By-laws provide for the following, which, in each case, may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company:

Vacancies. Except as otherwise provided by law, any vacancy on the Board may be filled by a vote of a majority of the directors then in office, whether or not constituting a quorum. Any director so chosen will hold office until the next annual election and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors will be held in the manner provided by the DGCL or the Certificate within 45 days after the creation of such vacancy. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for directors of the same class as the director who had occupied such vacant position, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Advance Notice Requirement. Stockholders must provide timely notice when seeking to bring business before an annual meeting of stockholders.

To be timely, a stockholder’s notice must be received at our principal executive offices:

•	not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting, or

•

if the annual meeting is called for a date that is more than 30 days before or 30 days after the anniversary date of the prior year’s annual meeting, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 20th day following the day on which the public announcement of the date of the annual meeting is first made, or

•	if no annual meeting was held in the previous year, not later than the 20th day following the day on which public announcement of the date of such meeting was first made.

Our By-laws also specify requirements as to the form and content of the stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendment of Certificate. Under Section 242 of the DGCL, the Certificate may be amended, after such amendment is approved by the Board for submission to the stockholders, by the holders of a majority of the outstanding stock, and a majority of the outstanding stock of each class entitled to vote on any such amendment as a class under Section 242 of the DGCL.

Issuance of Blank Check Preferred Stock. Please see “Description of Capital Stock – Corporate Governance – Blank Check Preferred Stock” above for a description of the Board’s ability to issue Preferred Stock.

Registration Rights Agreement

On December 27, 2007, the Company and certain of its stockholders entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, certain holders of Common Stock issued pursuant to the Fourth Amended Plan Joint Plan of Reorganization (as modified) of the Company have certain registration rights. In addition, holders of the Company’s warrants to purchase Common Stock also have certain registration rights.

Demand Registration. If certain holders representing more than 20% of the Registrable Securities request that the Company effect a registration of more than 10% of the Registrable Securities, the Company may be required to register such securities, if the Registrable Securities have an anticipated public offering price (before underwriting discounts and commissions) of at least $5,000,000. The Company can only be required to file a total of 3 registration statements upon the stockholders’ exercise of these demand registration rights.

Piggback Registration Rights. If the Company proposes to file a registration statement under the Securities Act to register its Common Stock, certain holders of Registrable Securities are entitled to notice of such registration and have the right to participate in such registration, subject to limitations that the underwriters may impose on the number of shares to be included in the registration.

Form S-3 Registration Rights. If the Company has qualified to file a registration statement on Form S-3, certain holders of Registrable Securities may request the registration of their shares on Form S-3 if the aggregate offering price to the public is at least $5,000,000 (subject to the deduction of certain expenses).

Expenses of Registration. With specified exceptions, the Company is required to pay the expenses arising in connection with the registration.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare, Inc.

Listing

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “FDML.”

DESCRIPTION OF DEBT SECURITIES

General

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. For purposes of this summary, the terms “we,” “our” and “us” refer only to Federal-Mogul Corporation and not to any of its subsidiaries.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. The debt securities offered will be issued under one of two separate indentures between us and a trustee: (1) senior debt securities may be issued under a senior indenture and (2) subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for Common Stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Federal-Mogul. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities. A substantial portion of our assets are owned through our subsidiaries, many of which may have debt or other liabilities of their own that will be structurally senior to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Terms

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of Common Stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with Common Stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase Common Stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including the following (as applicable):

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•

the designation, terms and principal amount of the Common Stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and nonassessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, Common Stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of Common Stock at a future date or dates.

The price per share of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our Common Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell Common Stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts, and/or stock purchase units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly by us or the selling stockholders;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NASDAQ Global Selected Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. These restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

Other than our Common Stock, which is listed on the NASDAQ Global Selected Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Selected Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

The financial statements and schedule as of and for the year ended December 31, 2012, and management’s assessment of the effectiveness over financial reporting as of December 31, 2012 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The financial statements for the fiscal years ended December 31, 2011 and December 31, 2010, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, Michigan 48033, phone number (284) 354-7700.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2013;

•	our Current Report on Form 8-K filed with the SEC on March 14, 2013; and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on December 18, 2007.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, Michigan 48033, phone number (284) 354-7700.

Information contained on our website, http://www.federalmogul.com, is not a prospectus and does not constitute part of this prospectus.

SUBSCRIPTION RIGHTS TO PURCHASE UP TO 51,124,744 SHARES

OF COMMON STOCK ISSUABLE UPON THE EXERCISE

OF SUBSCRIPTION RIGHTS AT $9.78 PER SHARE

PROSPECTUS SUPPLEMENT

June 7, 2013